UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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CRYOLIFE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. (the “Annual Meeting”) will be held at CryoLife, Inc.’s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on May 1, 2008 at 10:00 a.m., Atlanta time, for the following purposes:

1.	To elect eight Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

2.	To consider a proposal to approve the CryoLife, Inc. 2008 Non-Employee Directors Omnibus Stock Plan (the “2008 Non-Employee Directors Omnibus Stock Plan”).

3.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2008.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only record holders of CryoLife’s common stock at the close of business on March 19, 2008 will be eligible to vote at the meeting.

Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the enclosed proxy in the envelope provided or vote by telephone as directed on the enclosed proxy card. If you attend the meeting, you may revoke the proxy and vote in person.

By Order of the Board of Directors:

STEVEN G. ANDERSON,
Chairman of the Board, President, and
Chief Executive Officer

Date: March 28, 2008

A copy of the Annual Report on Form 10-K of CryoLife, Inc. for the fiscal year ended December 31, 2007 containing financial statements is enclosed.

1655 ROBERTS BOULEVARD, NW

KENNESAW, GEORGIA 30144

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished for the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders of CryoLife, Inc. (the “Annual Meeting”) to be held on May 1, 2008, at 10:00 a.m., Atlanta time, in the auditorium at CryoLife, Inc.’s (“CryoLife,” the “company,” “we,” or “us”) Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely written notice to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Oral notice may be delivered by telephone call to Ms. Gabbert, at (770) 419-3355.

Holders of record of CryoLife’s common stock at the close of business on March 19, 2008 will be eligible to vote at the meeting. CryoLife’s stock transfer books will not be closed. At the close of business on March 19, 2008 CryoLife had outstanding a total of 27,779,248 shares of common stock, excluding a total of 970,845 shares of treasury stock held by CryoLife, which are not entitled to vote. Each such share of common stock will be entitled to one vote, non-cumulative, at the meeting.

Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

This proxy statement and the attached proxy were first mailed to stockholders on behalf of CryoLife on or about March 28, 2008. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the stockholder. If the person solicited does not specify a choice with respect to election of Directors, approval of the 2008 Non-Employee Directors Omnibus Stock Plan or ratification of the company’s independent registered public accounting firm, the shares will be voted for management’s nominees for election as Directors, for approval of the 2008 Non-Employee Directors Omnibus Stock Plan and for ratification of the company’s independent registered public accounting firm. In addition to the solicitation of proxies by the use of the mails, Directors and officers of CryoLife may solicit proxies on behalf of management by telephone, telegram, and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. CryoLife has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

The Secretary of CryoLife, in consultation with the inspector of election, who will be an employee of CryoLife’s transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and whether the name signed on each proxy card corresponds to the name of a stockholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of CryoLife, consisting of a majority of the votes entitled to be cast at the Annual Meeting, exists at the Annual Meeting. Abstentions from voting will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner. Broker non-votes will be disregarded with respect to all proposals.

Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight Directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions will therefore not be relevant to the outcome.

The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting in person or by proxy at the meeting is required to approve the 2008 Non-Employee Directors Omnibus Stock Plan. Accordingly, abstentions will have the effect of a vote against the proposal to approve the 2008 Non-Employee Directors Omnibus Stock Plan. In addition, New York Stock Exchange (“NYSE”) rules require that at least 50% of the shares outstanding as of the record date actually cast a vote (either for, against or abstain) with respect to the proposal to approve the 2008 Non-Employee Directors Omnibus Stock Plan. Broker non-votes will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting in person or by proxy at the meeting is required to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm. Accordingly, abstentions will have the effect of a vote against ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm.

Shares represented at the annual meeting in person or by proxy are counted for quorum purposes, even if they are not voted on one or more matters. Please note that brokers holding shares for a beneficial owner that have not received voting instructions on the election of directors or the ratification of the appointment of Deloitte & Touche LLP may vote the beneficial owner’s shares with respect to those matters.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife. Admission will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please vote your proxy and detach your Admission Ticket from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and you plan to attend the meeting, you can obtain an Admission Ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement. Stockholders and proxy holders who do not obtain tickets in advance may obtain them upon verification of ownership or proxy authority at the reception desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife. If you are a beneficial owner, in order to vote your shares at the meeting, you must obtain a proxy from the record holder of your shares.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The Board of Directors of CryoLife recommends a vote “FOR” the election of each nominee named below, “FOR” approval of the 2008 Non-Employee Directors Omnibus Stock Plan and “FOR” ratification of the independent registered public accounting firm.

ELECTION OF DIRECTORS

The proxy holders intend to vote “FOR” election to the Board of the nominees named below, all of whom except for Mr. Morgan are currently members of the Board. Directors of CryoLife elected at the Annual Meeting to be held on May 1, 2008 will hold office until the next Annual Meeting or until their successors are elected and qualified.

In 2007, the size of the Board was reduced from nine members to its current size of seven. The Board has nominated Harvey Morgan for election to the Board and, consequently, determined to increase the number of directors from seven to eight, effective as of the day of the Annual Meeting.

Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

The following table sets forth the name and age of each nominee, the period during which each such person has served as a Director, together with the number of shares of CryoLife’s common stock beneficially owned, directly or indirectly, by such person and the percentage of outstanding shares of CryoLife’s common stock such ownership represented at the close of business on March 19, 2008, according to information received by CryoLife:

Name of Nominee	Service as Director	Age	Shares of CryoLife Stock Beneficially Owned(1)	Percentage of Outstanding Shares of CryoLife Stock
Steven G. Anderson	Since 1984	69	1,766,828(2)	6.3%
Thomas F. Ackerman (9)(10)(11)	Since 2003	53	38,750(3)	*
James S. Benson (10)(12)	Since 2005	69	28,750(4)	*
Daniel J. Bevevino (11)	Since 2003	48	38,750(5)	*
John M. Cook (9)(11)	Since 1999	65	118,250(6)	*
Ronald C. Elkins, M.D. (9)(12)	Since 1994	71	68,750(7)	*
Ronald D. McCall, Esq. (10)(12)(13)	Since 1984	71	184,251(8)	*
Harvey Morgan (14)	New Nominee	66	—	—

*	Ownership represents less than 1% of outstanding shares of CryoLife common stock.
(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)	This amount includes:
•	107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse, as well as 71,671 shares held in a grantor-retained annuity trust, of which Mr. Anderson is the trustee,
•	288,600 shares held in a grantor-retained annuity trust, of which Mr. Anderson’s spouse is the trustee,
•	239,224 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 19, 2008, and
•	21,250 shares of unvested restricted stock as of March 19, 2008.
(3)	This amount includes 30,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 6,250 shares of unvested restricted stock as of March 19, 2008.
(4)	This amount includes 20,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 6,250 shares of unvested restricted stock as of March 19, 2008.
(5)	This amount includes 30,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 6,250 shares of unvested restricted stock as of March 19, 2008.
(6)	This amount includes 19,500 shares that are held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. This amount also includes options to acquire 30,000 shares of common stock that are presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 6,250 shares of unvested restricted stock as of March 19, 2008.
(7)	This amount includes 6,250 shares of unvested restricted stock as of March 19, 2008.
(8)	This amount includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall’s spouse. This amount also includes options to acquire 29,725 shares of common stock that are presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 7,313 shares of unvested restricted stock as of March 19, 2008.
(9)	Director is a member of the Compensation Committee.
(10)	Director is a member of the Nominating and Corporate Governance Committee.
(11)	Director is a member of the Audit Committee.
(12)	Director is a member of the Regulatory Affairs and Quality Assurance Policy Committee.
(13)	Mr. McCall is the Presiding Director of the Board.
(14)	It is currently anticipated that Mr. Morgan will serve on the Audit Committee.

Steven G. Anderson, a founder of CryoLife, has served as CryoLife’s President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 35 years of experience in the implantable medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983, of Intermedics, Inc. (now Boston Scientific Corporation), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Mr. Ackerman is Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since 2005. Charles River Laboratories is a leading global provider of solutions that accelerate the drug discovery and development process, including research models and associated services, and outsourced preclinical services. From 1999 to 2005 he served as Senior Vice President and Chief Financial Officer and from 1996 to 1999 he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director of the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a certified public accountant in 1979 (his license is currently inactive).

James S. Benson has served as a Director of CryoLife since December 2005. In 2003 Mr. Benson was engaged by the law firm representing a Special Litigation Committee of the Board of Directors of the company to serve as an expert witness to the Special Litigation Committee’s independent investigation into allegations made by the Plaintiffs in the stockholder derivative lawsuit filed against the company’s Directors, which was settled in 2005. Mr. Benson also was engaged to serve as an expert witness by a different law firm representing the company in the securities class action stockholder lawsuit filed against the company, which was also settled in 2005. Mr. Benson retired from the Advanced Medical Device Association (AdvaMed, formerly known as The Health Industry Manufacturers Association, HIMA) in July 2002 as Executive Vice President for Technical and Regulatory Affairs. He was employed by AdvaMed from January 1993 through June 2002. Prior to that, he was employed by the Food and Drug Administration (FDA) for 20 years where he held a number of senior positions. He retired from the FDA as Director of the Center for Devices and Radiological Health (CDRH) in December of 1992. Prior to his position as Center Director, he served as Deputy Commissioner from July 1988 through July 1991. During that period, he served as Acting Commissioner for one year, from December 1989 through November 1990. Prior to his position as Deputy Commissioner, he served as Deputy Director of the Bureau of Radiological Health from 1978 to 1982. Mr. Benson serves on the Board of Directors for two other companies: CytoMedix, Inc., a public traded company (OTCBB: CYME), and Medical Device Consultants, Inc., a private company.

Daniel J. Bevevino has served as a Director of CryoLife since December 2003. From 1996 until March of 2008, Mr. Bevevino served as the Vice President and Chief Financial Officer of Respironics, Inc. (Nasdaq: RESP), a company that develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders. In March 2008, Respironics was acquired by Royal Philips Electronics (NYSE: PHG), whose businesses include a variety of medical solutions including medical diagnostic imaging and patient monitoring systems, as well as businesses focused on energy efficient lighting and consumer products. Mr. Bevevino is currently employed by Philips in the integration of the combined companies. He began his career as a certified public accountant (currently inactive) with Ernst & Young. Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an M.B.A. from the University of Notre Dame.

John M. Cook has served as a Director of CryoLife since August 1999. He is a retired Chairman, President, and Chief Executive Officer of PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s leading recovery audit firm. Mr. Cook served as Chief Executive Officer of PRG-Schultz from its founding in January 1991 until his retirement in July 2005. Prior to PRG-Schultz, he served in a number of top financial and management positions in the retail industry, including Senior Vice President and Chief Financial Officer of Caldor Stores and Senior Vice President of Finance and Controller of Kaufmann’s Department Stores, both May Department Stores affiliates. He holds a B.S. degree in accounting from Saint Louis University, where he serves as a member of the Board of Trustees and holds a seat on the Executive Advisory Board of the University’s School of Business and Administration.

Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Science Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery, from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

Ronald D. McCall, Esq. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002; however, Mr. McCall has never been an employee of the company and did not receive any compensation for his service as Secretary and Treasurer of the company other than the company’s standard compensation provided to Directors. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received his B.A. and J.D. degrees from the University of Florida.

Harvey Morgan has been nominated for election as a Director at the Annual Meeting. Mr. Morgan has more than 35 years of investment banking experience, with significant expertise in strategic advisory services, mergers and acquisitions, private placements and underwritings. He has been a Managing Director of the investment banking firm Bentley Associates, L.P. since 2004, and from 2001 to 2004, he was a Principal of Shattuck Hammond Partners, an independent investment banking and financial advisory firm. Mr. Morgan also serves on the Boards of Family Dollar Stores, Inc. (NYSE: FDO) and Cybex International, Inc. (Nasdaq: CYBI). Mr. Morgan received a B.A. in Business Administration from The University of North Carolina at Chapel Hill and an M.B.A. from the Harvard Business School.

CORPORATE GOVERNANCE

Information about the Board of Directors

Our Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote this purpose, are sound, and represent best practices. The Board reviews these practices on an ongoing basis.

Director Independence

The Board has adopted certain categorical standards that provide that the following relationships, if existing within the preceding three years, will be considered material relationships that would impact a director’s independence, measured consistently with the NYSE’s interpretation of independence in Section 303A.02 of the NYSE’s listing standards:

•	the Director is or was employed by us, or an immediate family member of the director is or was employed by us, as an executive officer;

•

the Director or an immediate family member of the director received or receives more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•

the Director or an immediate family member of the director was employed by or affiliated with our present or former internal auditors or our present or former independent registered public accounting firm;

•

the Director or an immediate family member of the director is or was employed as an executive officer of another company where any of our current executive officers serve on that company’s compensation committee; or

•

the Director is an executive officer or employee, or an immediate family member of the director is an executive officer, of another company that makes payments to or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues.

The Board has adopted categorical standards that provide that the following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

•

if a CryoLife Director is a partner, executive officer or controlling stockholder of another company or business that does business with us, and the annual amount paid to, or received from, us in the preceding calendar year, or expected to be paid or received in the current calendar year, is less than $100,000 and is also less than fifteen percent of the annual revenues of the other company or business in that year;

•

if a CryoLife Director provides professional services to CryoLife, such as legal, investment banking or consulting services, either individually or through a personal corporation, and the annual amount received from us in the preceding calendar year, or expected to be received in the current calendar year, is less than $100,000 and is also less than fifteen percent of the gross annual income of the director in the year received;

•

if a CryoLife Director is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the other company; and

•

if a CryoLife Director serves as an officer, Director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than two percent of its total annual charitable receipts. Our automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose.

In connection with its annual review based on the information available to it, the Board has determined that neither Mr. Morgan nor, with the exception of Mr. Anderson, any of the Directors currently in office, have a material relationship with CryoLife. Accordingly, the Board has determined that these individuals qualify as independent Directors under the NYSE’s current Listing Standards.

Other than Mr. Ackerman and Dr. Elkins, none of the Directors or Director nominees who were determined to be independent have any relationships with us or our management other than their positions on our Board of Directors.

See “Compensation Committee Interlocks and Insider Participation” at page 58 for a discussion of payments made by CryoLife to Mr. Ackerman’s employer, Charles River Laboratories International, Inc. The Board determined that Mr. Ackerman’s relationship with Charles River Laboratories is not a material relationship that could impair his independence based on the relatively small dollar amounts involved when compared to CryoLife’s 2007 revenues and expenses and Charles River Laboratories International, Inc.’s fiscal 2007 revenues, the fact that the purchases from Charles River Laboratories were made on an arm’s length basis, and the Board’s understanding that Mr. Ackerman’s compensation is in no way impacted by the size or amount of the business transacted between the two companies.

Dr. Elkins is a former Chief of the Section of Thoracic and Cardiovascular Surgery at the University of Oklahoma Health Sciences Center and is a Professor Emeritus of the Center, for which he is paid $1 per year. Dr. Elkins receives annual payments from the University of Oklahoma College of Medicine Professional Practice Plan for clinical practice services and from professional fees associated with medical liability reviews. In 2007, CryoLife paid the Center for an ongoing clinical study conducted by the Center. We expect the clinical study to continue into 2008. Dr. Elkins’ son, Charles Craig Elkins, M.D., is a cardiac surgeon who has implanted CryoLife preserved cardiac tissues at Integris Baptist Medical Center in Oklahoma City. Integris paid CryoLife for tissue preservation services and BioGlue in 2007, and we expect this relationship to continue. The Board considered these relationships and determined that they are not material relationships that could impair Dr. Elkins’ independence. The Board’s basis for this determination was that Dr. Elkins’ and his son’s interests in these transactions were not material and that the dollar amounts accruing to them relative to the transactions were relatively small.

Presiding Director

Mr. McCall assumed the role of Presiding Director in December 2005. The Presiding Director has frequent contact with Mr. Anderson and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board, including:

•	acting as chairman of, coordinating and developing agendas for, and moderating each of the non-management Director executive sessions;

•	presiding at Board meetings when the Chairman of the Board is not present;

•	receiving and processing communications from concerned parties wishing to contact the non-management Directors;

•	preparing the agenda for each Board and Committee meeting;

•	coordinating the activities of the independent Directors;

•	determining appropriate schedules for Board meetings;

•	seeking to encourage that the independent Directors perform their duties responsibly while not interfering with the flow of the Corporation’s operations;

•

assessing the quality, quantity, and timeliness of the flow of information from the Corporation’s management that is necessary for the independent Directors to effectively and responsibly perform their duties, including requesting the inclusion of certain materials for the Board;

•	directing the retention of consultants who report directly to the Board;

•	overseeing the Nominating and Corporate Governance Committee’s activities with respect to compliance with and implementation of the Corporation’s corporate governance policies;

•

overseeing the Regulatory Affairs and Quality Assurance Policy Committee’s activities respecting compliance with and implementation of the Corporation’s policies and procedures for the development and implementation of improved safety processes and procedures for new and existing products;

•	acting as principal liaison between the independent Directors and the Chief Executive Officer on sensitive issues;

•

evaluating, along with the members of the Compensation Committee and the Nominating and Corporate Governance Committee, the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board’s evaluation;

•	overseeing the recommendations of the membership of the various Board committees, as well as selection of the committee chairpersons by the Nominating and Corporate Governance Committee; and

•	having the authority to retain such counsel or consultants as the Presiding Director deems necessary to perform his or her responsibilities.

Board and Committee Meetings

During 2007, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. In general, members of the Board of Directors are appointed to committees at the annual meeting of Directors immediately following the Annual Meeting of Stockholders.

During 2007, the Board of Directors held six meetings.

Board attendance at annual stockholder meetings is encouraged, but not required. All seven of the then-current Board members who were nominated for re-election at the 2007 annual meeting attended the meeting.

Director Compensation

See “Director Compensation” at page 56 for a discussion of compensation received by Directors during 2007.

Standing Committees of the Board of Directors

During 2007, the Board of Directors had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Regulatory Affairs and Quality Assurance Policy Committee. In 2007, the Audit Committee met four times, the Compensation Committee met eight times, the Nominating and Corporate Governance Committee met four times, and the Regulatory Affairs and Quality Assurance Policy Committee met four times. These committees are described below.

Audit Committee—CryoLife’s Audit Committee currently consists of three non-employee Directors: Mr. Cook, Chairman, Mr. Bevevino and Mr. Ackerman. The Audit Committee reviews the general scope of CryoLife’s annual audit and the nature of services to be performed for CryoLife in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife’s independent registered public accounting firm, for engaging or discharging CryoLife’s independent registered public accounting firm, and for assisting the Board in its oversight of legal and regulatory requirements. Each of the members of the Audit Committee meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, regarding listing standards related to audit committees. No member of the Audit Committee serves on the Audit Committee of more than three public companies. In addition, the Board of Directors has determined that all of the current members of the Audit Committee satisfy the definition of an “audit committee financial expert”, as promulgated in Securities and Exchange Commission regulations. The Board currently anticipates that Mr. Morgan will become a member of the Audit Committee if he is elected at the Annual Meeting.

The Audit Committee operates under a written charter. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of CryoLife’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by CryoLife’s independent registered public accounting firm. The Audit Committee also oversees and must review and approve all significant related party transactions. See “Policies and Procedures For Review, Approval or Ratification of Transactions with Related Parties” at page 11. The Report of the Audit Committee is on page 12 of this proxy statement.

Compensation Committee—The Compensation Committee operates under a written charter which sets out the committee’s functions and responsibilities. Our Compensation Committee consists of three non-employee Directors: Dr. Elkins, Chairman, Mr. Ackerman and Mr. Cook. Each member of the Compensation Committee meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards.

Pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for reviewing the performance of executive officers and setting the annual compensation for all senior officers, including the salary and the compensation package of executive officers. The committee, among its other responsibilities:

•	establishes the corporate goals and objectives upon which the compensation of CryoLife’s Chief Executive Officer is based;

•	determines the proper relationship of all executive compensation to the performance of CryoLife;

•	evaluates annually the performance of CryoLife’s Chief Executive Officer in a joint session with the Nominating and Corporate Governance Committee;

•	evaluates the performance of other executive officers by consulting with the Chief Executive Officer and reviewing officer evaluations;

•	recommends to the full Board the total amount and form of annual and other compensation paid to CryoLife’s non-employee Directors;

•	establishes and periodically reviews CryoLife’s policies regarding management perquisites; and

•

recommends executive compensation plans to the Board for approval, approves grants under CryoLife’s executive bonus plans and approves grants of stock options and other stock rights and cash incentives under CryoLife’s stock and incentive plans.

The committee consults with Mr. Anderson, the President and Chief Executive Officer of CryoLife, with respect to compensation for all executives except Mr. Anderson. The Chief Executive Officer negotiates with candidates for employment as executive officers, and the negotiated compensation is reflected in each candidate’s employment agreement or other arrangement, subject to approval by the committee. Management develops bonus and equity compensation plans at the direction of the committee and submits these plans to the committee to review and approve.

The committee has the power to retain, determine the terms of engagement and compensation of and terminate any consulting firm that may assist it in the evaluation of compensation decisions. With respect to compensation decisions made in 2007 and February 2008, the committee engaged Mercer Human Resource Consulting, a compensation consultant, for this purpose. The committee initially engaged Mercer to, among other things,

•	develop a customized benchmarking strategy for up to eight executive positions;

•	conduct a competitive market pay analysis for the selected executive positions, including analysis of:

•	levels of salary;

•	annual and long-term incentives;

•	pay mix, including the relative levels of long-term versus short-term compensation and cash versus equity;

•	long-term plan design and features; and

•	equity plan design features;

•	conduct a business performance analysis using 10-15 key operating, financial and stockholder metrics in relation to peer company results over the most recent one and three-year periods;

•	conduct an analysis of equity usage; and

•	perform a high level review of senior executive employment contracts.

The committee subsequently engaged Mercer to update its market pay analyses and to advise the committee regarding revisions to the CEO’s contract, development of the 2008 bonus program and executive stock ownership guidelines. In addition, the committee separately engaged Mercer to provide the committee with a competitive market review of outside Director compensation.

Nominating and Corporate Governance Committee—CryoLife’s Nominating and Corporate Governance Committee consists of three non-employee Directors: Mr. Ackerman, Chairman, Mr. Benson and Mr. McCall. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee recommends potential candidates for the Board and develops and annually reviews governance principles. It also oversees the annual self-evaluations of the Board and its committees. Each year the Nominating and Corporate Governance Committee evaluates the performance of CryoLife’s Chief Executive Officer and the other executive officers in a joint session with the Compensation Committee. The Nominating and Corporate Governance Committee also recommends to the Board how the other Board committees should be structured and which Directors should be members of those committees. The committee also reviews and makes recommendations to the Board of Directors regarding the development of and compliance with the corporate governance guidelines.

Regulatory Affairs and Quality Assurance Policy Committee—CryoLife’s Regulatory Affairs and Quality Assurance Policy Committee consists of three non-employee Directors: Mr. Benson, Chairman, Dr. Elkins and Mr. McCall. Each of these individuals meets the requirements of independence of Section 303A.02 of the current NYSE Listing Standards. Among other things, the committee advises the Audit Committee regarding CryoLife’s regulatory affairs and quality assurance policies relating to new and existing biological products and recommends for Audit Committee approval actions that ensure and enhance CryoLife’s regulatory compliance and policies and procedures for safeguarding the quality and safety of our new and existing biological products. Pursuant to its charter, the committee is directed to:

•	meet with CryoLife’s regulatory affairs and tissue processing quality assurance administrators, including in-house audit personnel, on a quarterly basis;

•	become familiar with CryoLife’s internal policies concerning the development and implementation of improved safety processes and procedures; and

•	become apprised of and make recommendations of appropriateness concerning the company’s safety processes and procedures to the Audit Committee.

Policies and Procedures for Stockholders Who Wish to Submit Nominations or Recommendations for Board Membership

Security holders may submit the names of potential candidates for Director to the Nominating and Corporate Governance Committee. The policy of the Nominating and Corporate Governance Committee is to give the same consideration to nominees submitted to it by stockholders that it gives to individuals whose names are submitted to it by management or other Directors.

Factors to be considered by the committee include:

•	whether the committee sees a need for an additional member of the Board, or to replace an existing member;

•	the overall size of the Board of Directors;

•	the skills and experience of the nominee, as compared to those of the other members of the Board; and

•	whether the nominee is, or is associated with, the holder of a large number of shares of CryoLife common stock.

A stockholder may also directly nominate a candidate for election to the Board by complying with Article XIV of CryoLife’s Bylaws. The Nominating and Corporate Governance Committee also requires compliance with Article XIV as a prerequisite for its consideration of a potential nominee. A summary of certain provisions of Article XIV as it relates to the 2009 annual meeting of stockholders is set forth below, but you are urged to read Article XIV in its entirety:

•	We must receive all required information no later than December 28, 2008 but no earlier than September 29, 2008, in order for it to be considered timely —see “Stockholder Proposals”;

•	the sponsoring stockholder should provide information sufficient to inform us that the sponsor qualifies as a stockholder; and

•	we should receive the following information about the candidate:

•	his or her name;

•	his or her brief resume;

•	a brief statement as to why the stockholder recommends the candidate;

•	the candidate’s written consent to be considered and to serve if elected;

•	contact information for the candidate; and

•	the information that would be required to be included by SEC and NYSE rules in our proxy statement relating to the nomination and nominee.

If it is considering new candidates, the committee will contact the candidate confidentially, and may require that the candidate:

•	complete a detailed questionnaire;

•	be available upon request to meet with the committee and management with reasonable notice;

•	execute a non-disclosure agreement; and

•	provide several references.

From time to time we utilize a third party search firm to identify nominees. All nominees are evaluated according to the same criteria. The committee and the Board have determined that nominees to the Board should be of known integrity, have a good moral and ethical background, and have an appropriate level of education, training, or experience to be able to make a contribution to furthering the goals of CryoLife while being compatible with management and the other Board members. Special knowledge, education, training, and experience that complement the experience of other Board members will be considered. A candidate’s capacity for independent judgment will also be considered. A candidate for Director must be no older than 75 to be nominated for election or re-election by the committee.

On February 14, 2007, the Board approved a policy pursuant to which each Director is required to submit a letter of resignation to the Board upon a change in such Director’s principal employment or line of business. Upon receipt of the letter, the Nominating and Corporate Governance Committee will review whether he or she continues to meet the needs of the Board and will make a recommendation to the Board regarding whether or not it should accept the resignation.

Also on February 14, 2007, the Board approved a policy pursuant to which Directors are limited in the number of other public company boards of Directors on which they may serve. Non-employee Directors may serve on no more than two public company boards of Directors in addition to service on CryoLife’s Board. The Chief Executive Officer may serve on no more than one public company board of Directors in addition to service on CryoLife’s Board

The Nominating and Corporate Governance Committee has not received any recommended Director nominees for election at the 2008 annual stockholders meeting from any CryoLife security holder or group of security holders.

Stockholders may communicate the necessary information to the Nominating and Corporate Governance Committee or the Board by following the procedures set forth below at “Communication with the Board of Directors and Its Committees.”

Code of Business Conduct and Ethics

CryoLife has established a Code of Business Conduct and Ethics that clarifies the company’s standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers, and Directors to understand and appreciate the ethical considerations of their decisions; and reaffirms the company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

This Code of Business Conduct and Ethics also serves as the code for the company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and all other financial officers and executives. In the event that the company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, the company intends to disclose that information on the company’s website at www.cryolife.com/investornew.htm.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Parties

The Board has adopted written policies and procedures for review, approval or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of CryoLife and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has or will have a direct or indirect interest. Pursuant to the policy, compensatory arrangements with an executive officer or Director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans which are available to all employees do not require additional Audit Committee approval.

The company subjects the following related parties to these policies: Directors (and nominees), executive officers, beneficial owners of more than 5% of our stock, any immediate family members of these persons, and any entity in which any of these persons is employed or is a general partner or principal or in a similar position or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The Chief Executive Officer and the Corporate Secretary are responsible for maintaining a list of all related parties known to them and for submitting to the Audit Committee for its advance review and approval any related party transaction into which we propose to enter. If any related party transaction inadvertently occurs before the committee has approved it, the Chief Executive Officer or the Corporate Secretary shall submit the transaction to the committee for ratification as soon as he or she becomes aware of it. If the committee does not ratify the transaction, it shall direct for the transaction to be either rescinded or modified as soon as is practicable. The Chief Executive Officer or the Corporate Secretary may delegate his or her duties under the policy to another officer of CryoLife if he or she gives notice of the delegation to the committee at its next regularly scheduled meeting.

When reviewing a related party transaction, the committee shall examine all factors it deems relevant, including, among other things:

•	whether the transaction has a business purpose;

•	whether the transaction is to be entered into on an arms length basis;

•	the prior course of dealing between the parties, if any;

•	whether such a transaction would violate any provisions of the CryoLife Code of Business Conduct and Ethics or otherwise create the appearance of impropriety;

•	the impact on a Director’s independence in the event the related party is a Director;

•	the terms available to unrelated third parties or to employees generally;

•	management’s recommendations regarding the transaction;

•	advice of counsel regarding the legality of the transaction;

•	the financial impact on CryoLife; and

•	whether or not it is advisable for the approval to comply with Section 607.0832 of the Florida Business Corporation Act, which addresses Director conflict of interest transactions.

If the Chief Executive Officer or the Corporate Secretary determines that it is not practicable or desirable to wait until the next Audit Committee meeting, they shall submit the related party transaction for approval or ratification to the chair of the committee, who possesses delegated authority to act between Committee meetings. The chair shall report any action he or she has taken under this delegated authority to the committee at its next regularly scheduled meeting.

The committee, or the chair, shall approve only those related party transactions that they have determined in good faith are in, or are not inconsistent with, the best interests of CryoLife and its stockholders.

Review of Ongoing Transactions

At the committee’s first meeting of each fiscal year, the committee shall review all related party transactions, other than those approved by the compensation committee as contemplated in the policy, that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from CryoLife of more than $50,000 annually. Based on all relevant facts and circumstances, taking into consideration the factors discussed above, the Audit Committee shall determine if it is in, or not inconsistent with, the best interests of CryoLife and its stockholders to continue, modify or terminate the related party transaction.

Communication with the Board of Directors and Its Committees

Interested parties may communicate directly with the Board of Directors, the Presiding Director, the non-management Directors as a group, Committee Chairs, Committees and individual Directors by mail. CryoLife’s current policy is to forward all communications to the addressees, unless they clearly constitute unsolicited general advertising. Please send all communications in care of Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

Availability of Corporate Governance Documents

You may view current copies of the charters of the Audit, Compensation, Nominating and Corporate Governance and Regulatory Affairs and Quality Assurance Policy Committees, as well as the company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the CryoLife website at www.cryolife.com/investornew.htm. If you are a stockholder, you may receive a printed copy at no charge by making a request to the Secretary of CryoLife at 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144.

Notwithstanding anything to the contrary set forth in any of CryoLife’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, neither of the following Reports of the Audit Committee and the Compensation Committee shall be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three Directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that audit committee members all be “Independent Directors” as that term is defined by Sections 303A.02 and 303A.06 of the current NYSE Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee oversees CryoLife’s financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, CryoLife has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During the course of fiscal 2007, management completed the documentation, testing and evaluation of CryoLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in CryoLife’s Annual Report on Form 10-K for fiscal 2007, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in CryoLife’s Annual Report on Form 10-K related to its audit of (i) CryoLife’s consolidated financial statements and financial statement schedules, (ii) management’s assessment of the effectiveness of the company’s internal control over financial reporting, and (iii) the effectiveness of the company’s internal control over financial reporting. The Audit Committee continues to oversee CryoLife’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2008.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, CryoLife’s independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board’s Standard No. 1, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence from management and CryoLife.

The Audit Committee discussed with CryoLife’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of CryoLife’s internal controls and the overall quality of CryoLife’s financial reporting.

Aggregate fees paid to Deloitte & Touche LLP for the year ended December 31, 2007 were $517,000. See “Ratification of the Independent Registered Public Accounting Firm” at page 64 for further details. The Audit Committee determined that the payments made to its independent registered public accounting firm for non-audit services for 2007 were consistent with maintaining Deloitte & Touche LLP’s independence. In accordance with its Audit Committee Charter, CryoLife’s Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, specified tax services and other services.

In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee will also select CryoLife’s independent registered public accounting firm for fiscal 2008.

Audit Committee

JOHN M. COOK, CHAIRMAN THOMAS F. ACKERMAN DANIEL J. BEVEVINO

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Analysis of Total Compensation

The Compensation Committee generally makes formal compensation decisions in February of each year. The Compensation Committee has been using an informal “tally sheet” since the third quarter of 2006 to better understand the total compensation package of each named executive officer and to determine whether CryoLife should make any adjustments to better align each named executive officer’s compensation with CryoLife’s goals and objectives. The tally sheet utilized by the committee is an itemized worksheet of each element of the named executive officers’ compensation that includes a total of all compensation earned during the year. The worksheet includes not only the executives’ base salaries and bonuses, but also the fair value of restricted stock and option grants, as well as other elements of compensation. Beginning in 2007, the tally sheet used by the committee includes prior compensatory items such as the “in-the-money” value of accumulated option grants. The committee included these “wealth accumulation” items to understand whether the company is effectively incentivizing its executives with continued equity award grants. Beginning with the 2007 fiscal year, the committee moved its formal performance evaluation of executive officers, conducted jointly with the Nominating and Corporate Governance Committee, to February of the following year. The committee’s formal compensation decisions are also generally made at that time. In connection with the decisions made in February 2008, the committee considered tally sheets, wealth accumulation analyses and internal pay equity comparisons of the Chief Executive Officer’s compensation to the compensation of the next highest paid named executive officer and to the average compensation of the other four named executive officers.

Compensation Philosophy and Objectives

CryoLife’s executive compensation programs are designed to attract, motivate and retain executives critical to our long-term success and the creation of stockholder value. The committee believes the actions of our executive officers have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the committee gives significant attention to the design of CryoLife’s compensation package. The committee’s fundamental philosophy is to provide competitive salaries and link the executive officers’ incentive compensation to the achievement of annual and long-term performance goals related to both personal and company performance. The committee has designed the compensation arrangements in a way that maintains an appropriate balance between base salary and long-term and annual incentive compensation. It is the policy of the committee not to award bonuses or other compensation to company officers for the purpose of satisfying margin call obligations owed by such officers without first obtaining stockholder approval.

To fulfill these objectives, the committee designed the 2007 executive incentive plan and related bonus programs to motivate executive officers to achieve strategic business objectives and personal goals, as well as to continue to perform at the highest levels in the future. Similarly, the committee designed the equity-based compensation programs to align the long-term interests of employees with those of stockholders. When the committee considered all compensation programs taken together, its goal was to achieve pay levels that would be perceived both internally and externally as competitive and fair, relative to industry standards.

Elements of Compensation Program

CryoLife’s compensation package consists of three primary elements:

•	base salary;

•	bonus; and

•	stock-based incentive compensation.

The named executive officers also receive certain severance payments and payments upon a change-in-control, as well as certain other personal benefits.

Peer Group and Benchmarking

When making compensation decisions, we also look at the compensation of our Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers—this is often referred to as “benchmarking.” We believe, however, that a benchmark should be just that—a point of reference for measurement—but not the determinative factor for our executives’ compensation. The purpose of the comparison is not to supplant the analyses of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

In evaluating base salaries, the Compensation Committee utilizes the most current edition of the Radford Salary Survey for U.S. Biotech Companies to benchmark specific executive positions. In addition, at the direction of the Compensation Committee, Mercer established a peer group of companies in 2005 that was utilized for compensation decisions made in 2007 along with data from four 2005 compensation surveys. The data presented by Mercer to the Committee with respect to the named executive officers for 2007 compensation comparisons was an even blend of the 2005 peer group and compensation survey information, trended forward to March 1, 2007 by a factor of 4%. This information is hereinafter referred to as the “Initial Peer Group” information. In selecting the Initial Peer Group companies and surveys, the committee and Mercer chose a group of companies with target median annual revenues of $196 million and utilized surveys of biotech and general industry companies with targeted revenues of $250 million. The committee and Mercer believed that these larger companies were an appropriate comparison group for CryoLife at that time because they better reflected the complexity of CryoLife’s business and the replacement market for CryoLife’s executive talent, as well as being representative of the size of CryoLife’s primary market competitors.

At the committee’s direction, Mercer updated the peer group companies and compensation surveys in late 2007, again providing an even blend of the company and survey information to the committee for compensation comparisons, and it was this information, our “Revised Peer Group” information, that the committee used to benchmark compensation decisions made in February 2008. In selecting the Revised Peer Group companies and surveys, the committee and Mercer chose a group of companies with target median annual revenues of $126 million and utilized surveys of biotech and general industry companies with targeted revenues of $175 million. The decision to revise the peer group was driven primarily by CryoLife’s move from a company whose predominant focus was tissue processing to a diversified implantable biological device company and its exit from the orthopaedic tissue preservation business. This resulted in a desire to remove a majority of the orthopaedic related companies from the peer group and to design a peer group that more closely reflected CryoLife’s diverse business activities. Accordingly, the committee believes that the Revised Peer Group is more representative than the Initial Peer Group of the current array of biological implantable devices distributed by CryoLife and the complexities of its business. With the assistance of Mercer, the Committee reviews the composition of the peer group periodically to ensure that companies are relevant for comparative purposes.

Our Initial Peer Group consisted of the following companies and 2005 survey information:

Initial Peer Group Companies

American Medical Systems Hlds	Integra Lifesciences Hldgs	RTI Biologics, Inc.
ATS Medical, Inc.	Kensey Nash Corp.	Resmed, Inc.
Closure Medical Corp.	Kyphon, Inc.	Serologicals Corp.
DJ Orthopaedics, Inc.	Lifecell Corp.	Symmetry Medical, Inc.
Encore Medical Corp.	Mentor Corp.	Thoratec Corp.
Enzon Pharmaceuticals, Inc.	Nabi Biopharmaceuticals	Wright Medical Group, Inc.
Inamed Corp.	Osteotech, Inc.	Zoll Medical Group

Initial Peer Group Surveys

2005 Mercer Benchmark Database

2005 Watson Wyatt Report on Top Management Compensation

2005 Radford Biotechnology Industry Report

2005 Top Five Data Services Biopharmaceutical Industry Report

Our Revised Peer Group consists of the following companies and survey information:

Revised Peer Group Companies

Abiomed, Inc.	EV3, Inc.	Micrus Endovascular Corp.
Atherogenics, Inc.	Foxhollow Technologies, Inc.	Omrix Biopharmaceuticals
Arthrocare Corp.	Immucor, Inc.	RTI Biologics, Inc.
Atrion Corp.	Lifecell Corp.	Stereotaxis, Inc.
Enzon Pharmaceuticals, Inc.	Medical Action Industries	Synovis Life Tech, Inc.
Thoratec Corp.

Revised Peer Group Surveys

2007 Mercer U.S. Americas Executive Remuneration Database

2007 Mercer U.S. Integrated Health Networks Survey

2007 Watson Wyatt Report on Top Management Compensation

2007 Watson Wyatt Survey of Hospital and Health Care Management Compensation

2006 Presidio Pay Advisors Biotechnology Industry Executive Compensation Survey

Base Salary

We pay all of the named executive officers’ base salaries pursuant to employment agreements; however, with the exception of Mr. Anderson, the committee has the authority to reduce each named executive officer’s base salary as it deems appropriate. With respect to Mr. Anderson, his amended and restated employment agreement provides that we may only reduce his base salary in the event of a general wage reduction, and then only to the same extent as all executive officers’ base salaries are reduced. Mr. Anderson’s employment agreement also provides that, beginning in 2008, he will receive an annual base salary increase which shall be, at a minimum, equal to the annual cost of living increase.

The committee reexamines base salaries each February as part of its comprehensive compensation review. In February 2007, the committee reviewed a tally sheet showing each named executive officer’s total compensation for 2006. In addition, the committee reviewed the Initial Peer Group information, comparing base salaries, total cash compensation and total direct compensation. The committee also reviewed the Radford Salary Survey for U.S. Biotech Companies dated as of September 2006. With respect to decisions made in February 2008, the committee reviewed the same tally sheet information, updated to 2007, as well as the Radford Salary Survey for Biotech Companies dated as of September 2007 and the Revised Peer Group Information, once again comparing base salaries, total cash compensation and total direct compensation. For purposes of both the Initial and Revised Peer Group information, total direct compensation was defined as total cash compensation plus the grant date fair value of annual equity awards and total cash compensation included the full amount of 2006 bonuses, including the portion ultimately paid in stock, as discussed at “Bonuses” below.

Set forth below are the base salaries for each executive officer, as in effect in February of 2007 and 2008, as well as the applicable percentage changes:

Name of Executive Officer	2007 Base Salary	2008 Base Salary	% Change
Steven G. Anderson	$600,000	$619,229	3.2%
D. Ashley Lee	$340,000	$350,897	3.2%
Gerald B. Seery	$250,000	$275,000	10%
Albert E. Heacox	$265,650	$281,589	6%
David M. Fronk	$240,000	$254,400	6%

The committee did not make any adjustments to base salaries during its comprehensive review conducted in 2007.

Analysis

Mr. Anderson

2007 Analysis

Despite CryoLife’s improved cash position as it began fiscal 2007, the committee determined that an increase in Mr. Anderson’s salary in February 2007 was unnecessary because, based on the committee’s review of the 2006 Radford survey, Mr. Anderson’s base salary was significantly in excess of the 75th percentile, and based on the committee’s review of the Initial Peer Group information, Mr. Anderson’s base salary was above the 75th percentile. The committee believed that Mr. Anderson’s salary level should nonetheless be maintained, however, due to a number of factors, including:

•

Mr. Anderson’s relatively low level of total direct compensation in relation to his peers, which the Initial Peer Group information showed to be somewhat above the 25th percentile and well below the 50th percentile of the Initial Peer Group, taking into account both CryoLife’s typical annual equity grants and the special equity grants made in 2006;

•	the committee’s determination that Mr. Anderson’s performance, considered together with his unique knowledge and skills relative to the company, warranted that level of compensation; and

•	the committee’s belief that it was necessary to retain Mr. Anderson in his position.

The committee determined that this balance of relatively high salary versus relatively low long-term compensation, coupled with a bonus paid in cash and stock that adequately rewarded exceptional performance, was appropriate given Mr. Anderson’s accumulated wealth, as represented by his holdings of CryoLife’s common stock acquired over the years. The committee further determined that Mr. Anderson’s total compensation was appropriately sized relative to the other executive officers of the company based on its review of the internal pay equity information.

2008 Analysis

Pursuant to his amended and restated employment agreement, in February 2008, Mr. Anderson received an approximately 3.2% cost of living increase in his base salary. The committee determined that an additional increase in Mr. Anderson’s salary was unnecessary because, based on the committee’s review of the 2007 Radford survey, Mr. Anderson’s base salary continued to be significantly in excess of the 75th percentile, and based on the committee’s review of the Revised Peer Group information, Mr. Anderson’s base salary was again above the 75th percentile.

Other Named Executive Officers

2007 Analysis

In February 2007, the committee also determined to maintain the other named executive officers’ salaries at their 2006 levels, based on the following:

•	Mr. Anderson’s recommendations that all salary levels be maintained, including his evaluation that each executive’s performance had exceeded expectations;

•

the committee’s review of the 2006 Radford survey, which showed Mr. Lee’s salary to be at the 75th percentile, Mr. Fronk’s to be at the 50th percentile, and Mr. Seery’s and Dr. Heacox’s to be below the 50th percentile;

•	the committee’s review of the Initial Peer Group information, which showed that all of the named executive officers’, other than Mr. Anderson’s, salaries were close to the 50th percentile;

•	the committee’s subjective determination that current salary levels were necessary in order to continue to retain and properly motivate the executives; and

•	the committee’s belief that individual salaries were appropriately sized relative to those of the other executives.

2008 Analysis

In February 2008, Mr. Anderson recommended, and the Committee approved without modification, the base salary increases disclosed in the table above with respect to each of the named executive officers other than Mr. Anderson. The increases were based on the following:

•	Mr. Anderson’s evaluation that each executive’s performance had far exceeded expectations;

•

the committee’s review of the 2007 Radford survey, which showed Mr. Lee’s 2007 salary to be slightly below the 75th percentile, Mr. Fronk’s to be slightly above the 60th percentile, Dr. Heacox’s to be between the 25th and the 50th percentiles, and Mr. Seery’s to be at the 25th percentile;

•

the committee’s review of the Revised Peer Group information, which showed that Mr. Lee’s 2007 salary was between the 50th and 75th percentiles, and Mr. Seery’s, Dr. Heacox’s and Mr. Fronk’s 2007 salaries were near or slightly above the 50th percentile;

•	the committee’s subjective determination that the base salary increases were necessary in order to continue to retain and properly motivate the executives; and

•	the committee’s belief that individual salaries were appropriately sized relative to those of the other executives.

In addition to the above factors, Mr. Seery’s larger percentage increase was based primarily on his role in increasing revenues from preserved cardiac and vascular tissues by approximately 22% in 2007 over 2006.

Bonus

2007 Bonus Plan and Program

In August 2006, the committee directed Mr. Lee to develop a bonus plan for 2007 for executives that was modeled after our prior 2006 bonus plan. The 2007 executive incentive plan and related 2007 bonus program drafts were first submitted by Mr. Lee to Mr. Anderson. Once Mr. Anderson approved the drafts, the plan and the bonus program were submitted to the committee. The committee and the Board approved the 2007 executive incentive plan and the related 2007 bonus program in February 2007 without modification. See “Annual Performance-Based Bonus Plans—2007 Bonus Program,” at page 33 for a description of the 2007 bonus program.

Prior to 2007, Mr. Seery did not participate in the revenue or personal performance components of the bonus plan. Instead, Mr. Seery received a quarterly cash payment equal to 0.50% of any increase in net revenues from the sale of CryoLife’s products and services for the quarter, as compared to the same quarter in the prior year. In February 2007, the committee determined to include Mr. Seery in all components of the 2007 bonus plan, including the adjusted revenue and personal performance components, and terminated his sales commission plan effective as of January 1, 2007.

Analysis

We paid bonuses under the 2007 bonus program in February 2008, 70% in cash and 30% in unrestricted shares of CryoLife common stock. This decision was made based on the committee’s belief that CryoLife should continue to conserve cash and the consensus of the committee members that executives should hold a significant amount of company stock. See “Equity Incentives-Stock Ownership Guidelines” for a discussion of executive stock ownership guidelines.

In adopting the 2007 plan and program, the committee considered various factors, including its belief that they would motivate executives to increase CryoLife’s revenues and net earnings in 2007, which would also likely result in increased cash flow. The committee also reviewed the Initial Peer Group information, which showed total cash compensation for 2006 for all named executive officers, including the cash and stock portions of the 2006 bonus, slightly above the 75th percentile, while total direct compensation—total cash compensation plus the grant date value of annual option and other equity grants, exclusive of special grants—was slightly below the 25th percentile. This extreme showing relative to the peer group with respect to total cash compensation was primarily the result of the large bonuses paid in February 2007 for the company’s exceptional 2006 performance, and the committee concluded that this type of exceptional payment for exceptional performance was appropriate and should be carried forward in the design of the 2007 program, particularly in light of the total direct compensation comparison to the Initial Peer Group. As a result, based on management’s recommendation and the review of the Initial Peer Group information, the committee subjectively approved the adjusted revenues, adjusted net income and personal performance measures under the program as appropriate targets to achieve our goals of increases in 2007 revenues, net income and cash flows, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals.

Individual bonus percentages for each officer were carried forward from the 2006 bonus program. The percentages for the 2006 bonus program were approved by the committee in 2006, based upon the recommendations of Mr. Anderson and Mr. Lee; however, the committee modified those recommendations to increase the potential total bonus, excluding the additional adjusted net income component, by 15% of base salary for Mr. Anderson and by 20% of base salary for Mr. Lee. This decision was based on a review of the original 2005 Mercer peer group information and consultation with Mercer, as well as an evaluation of relative bonus potential payouts among the named executive officers. The committee determined in 2007 that these percentages continued to provide each executive with a proper bonus potential given his position with and importance to CryoLife and that they were appropriately sized from an internal pay equity standpoint.

In designing the adjusted revenue measures, management and the committee attempted to identify those revenue sources that most closely related to CryoLife’s material ongoing operations and excluded revenue sources that we expected to discontinue or deemphasize. With respect to adjusted net income performance measures, management and the committee determined that it was appropriate to exclude items over which the officers were not likely to have significant control or which we expected to be volatile or difficult to predict. The committee subjectively determined personal performance ratings, with the ratings for all officers other than Mr. Anderson based on Mr. Anderson’s recommendations, which were not modified by the committee. The committee did not communicate specific pre-established personal performance criteria to plan participants.

The committee’s decisions regarding the termination of Mr. Seery’s prior sales commission plan and his inclusion in all aspects of the 2007 bonus program were based on Mr. Anderson’s recommendation and the committee’s determination that it was appropriate to standardize bonus arrangements among executive officers.

2008 Bonus Program

In late 2007, Mr. Lee and Mr. Anderson developed a bonus plan for 2008 for executives that was modeled after the 2007 bonus program. The 2008 bonus program was also prepared pursuant to the 2007 executive incentive plan. Management submitted the 2008 bonus program to the committee for its review in December 2007. Based on committee comments, management revised the 2008 bonus program to increase the adjusted revenue performance targets. The revised adjusted revenue numbers represent increases of 17.5 % over each of the threshold and maximum in the 2007 bonus program. The committee approved the 2008 bonus program, as modified, in February 2008. The 2008 bonus program provides for bonuses based on the same three performance categories as the 2007 bonus program, adjusted revenues, adjusted net income and personal performance. See “Annual Performance-Based Bonus Plans—2008 Bonus Program” at page 36 for a discussion of the 2008 bonus program and of changes from the 2007 bonus program with respect to the calculation of adjusted net income.

Analysis

In adopting the 2008 program, the committee considered various factors, including its continued belief that the program would motivate executives to increase CryoLife’s revenues, net earnings and cash flow, as was the case for 2007. The committee also reviewed the Revised Peer Group information, which showed total cash compensation for 2006 for all named executive officers, including the cash and stock portions of the 2006 bonus paid in 2007, to be above the 75th percentile; however, total direct compensation—total cash compensation plus the grant date value of annual option and other equity grants, exclusive of special grants—was between the 50th and 75th percentiles. This extreme showing relative to the peer group with respect to total cash compensation was primarily the result of the large bonuses paid in February 2007 for the company’s exceptional 2006 performance. As with respect to the 2007 bonus decisions, the committee concluded that this type of exceptional payment for exceptional performance was appropriate and should be carried forward in the design of the 2008 program, notwithstanding the improved comparison with respect to total direct compensation. In addition, the Revised Peer Group information showed that the named executive officers’ bonus opportunities as a percent of salaries were either below or no more than 5% above the 50th percentile. As a result, based on management’s recommendation, consultations with Mercer regarding the appropriateness of the 2008 performance and bonus payout levels and the review of the Revised Peer Group information, the committee subjectively approved the performance measures discussed at “Annual Performance-Based Bonus Plans—2008 Bonus Program” at page 36, as appropriate targets to achieve our goals of increases in 2008 revenues, net income and cash flow, as well as to drive personal performance and provide appropriate incentives to satisfy employee retention goals. The committee’s decision to require an increase in the adjusted revenues performance measures proposed by management was made in order to require a greater improvement in adjusted 2008 revenues over 2007 adjusted revenues before threshold and other bonuses would be earned.

Individual bonus percentages for each officer were carried forward from the 2007 bonus program, based on the information discussed at “2007 Bonus Plan and Program” above. The changes in the calculation of adjusted net income for 2008 as compared to 2007 were primarily made to eliminate items from 2007 that were no longer material to 2008.

The committee believes that adjusted revenue bonus targets are challenging, but expects them to be achieved. The 2008 adjusted revenue targets are within the range of 2008 product and tissue processing revenue guidance previously publicly announced by the company. With respect to each of 2006 and 2007, CryoLife paid adjusted revenue bonuses at approximately 98% of target for 2006 and at approximately 99% of target for 2007.

The committee believes that adjusted net income bonus, threshold and target performance levels are challenging, but expects the minimum and target levels to be achieved. The 2008 adjusted net income target performance level is consistent with the range of 2008 product and tissue processing revenue and other guidance previously publicly announced by the company. The committee believes that the maximum level of adjusted net income performance, as well as the adjusted net income levels that would result in an additional bonus of up to 20% of base salary, are very challenging, but not impossible to achieve. Based on the range of 2008 product and tissue processing revenue and other guidance previously publicly announced by the company, however, the Committee does not expect these levels to be achieved unless CryoLife outperforms this guidance. With respect to each of 2006 and 2007, CryoLife paid adjusted net income bonuses at the maximum performance levels and paid additional adjusted net income bonuses at the maximum levels, as well.

Equity Incentives

Equity Grant Policy

The committee has discretionary authority over all stock option and other equity grants. It is the current policy of the committee to make annual grants of options and restricted stock at the beginning of each year, except with respect to new hires, and subject to any special grants deemed necessary by the committee’s compensation review. It is the committee’s general policy not to price option grants or deliver stock awards at times when CryoLife’s insiders may be in possession of material non-public information. However, in connection with grants to new hires, the committee may price option grants or deliver equity awards as of the date of hire, provided that management has fully disclosed to the committee at the time of grant any material non-public information. In all other instances, in the event the committee approves the grant of an option or equity award at a time when it is in possession of material non-public information, it is the committee’s general policy to delay the grant and pricing of the option and/or issuance of the equity award until a date after the public dissemination of all such material non-public information.

Annual Grants

2007 and 2008 Option and Restricted Stock Grants to Named Executive Officers

	2007 Grants		2008 Grants
	Stock Options	Restricted Stock	Stock Options	Restricted Stock
Steven G. Anderson	63,750	10,625	63,750	10,625
D. Ashley Lee	37,500	6,250	37,500	6,250
Gerald B. Seery	22,500	3,750	22,500	3,750
Albert E. Heacox	22,500	3,750	22,500	3,750
David M. Fronk	15,000	2,500	15,000	2,500

The committee made the grants disclosed above as part of the committee’s annual equity grants. In connection with the option grants in 2007, the committee determined to revise the standard option agreement to provide for annual vesting at one-third per year over three years and a seven year term. Also in 2007, the committee made the restricted stock grant subject to full vesting upon the third anniversary of the grant. All vesting of equity awards is subject to earlier termination in certain instances following termination of employment.

Analysis

2007 grants

The committee relied on the Initial Peer Group information when setting the 2007 equity grant levels and terms, including information that the total direct compensation of Mr. Anderson was slightly above the 25th percentile, while the total direct compensation of each other named executive officer was below the 25th percentile. The committee also reviewed the aggregate equity holdings of each executive and consulted with Mr. Anderson regarding executives other than himself. Based on this review and consultation, the committee concluded that use of the grant date fair value of equity awards to determine the size of the awards could undervalue CryoLife’s annual equity grants due to the relatively low market prices used to value the awards—for example the 2006 grant date stock price was $4.25, resulting in an option value of $2.17. This could in turn result in the number of shares and options granted being too large. As a result, the committee agreed with Mercer’s recommendation that it consider determining the size of grants based on an analysis of the percentage of the outstanding shares to be granted to the named executive officers. The committee believes that using this approach will avoid the issues involved in valuing equity awards, focus on an annual grant rate, which the committee believes is increasingly important to stockholders and proxy advisors, and allow the remaining share reserve to be estimated more precisely. Using this approach, Mercer recommended a mix of option and restricted stock grants for each named executive officer, as well as two additional CryoLife officers, that would result in an aggregate usage equal to approximately .76% of total shares outstanding. Mercer recommended the split between options and restricted stock to be an approximately three to one ratio of options to stock, based on value, with options assumed to have roughly half the value of an equivalent number of restricted shares. The committee accepted Mercer’s recommendations for all named executive officers except Mr. Seery and reviewed the size of each named executive officer’s grants relative to those of the other officers. With respect to Mr. Seery, Mr. Anderson requested that the committee consider increasing the size of his equity grants to coincide with the size of Dr. Heacox’s, due to Mr. Seery’s importance to CryoLife and his excellent performance in 2006. The committee agreed with Mr. Anderson’s rationale and approved his request. Other than with respect to Mr. Seery, the committee did not specifically consider individual performance when determining the size of the equity grants.

The committee determined vesting schedules in consultation with Mercer and believes that they provide the appropriate long-term incentive for continued employment. The committee reviewed the accounting charges related to all 2007 equity grants, and determined that they were reasonable and appropriate in relation to the desirability of effecting the grants.

2008 grants

The committee did not change the size, relative proportions or terms of the option and restricted stock grants made in February 2008 relative to those made in February 2007. This decision was based on the factors discussed above, as well as the committee’s review of the Revised Peer Group information and Mercer’s grant size recommendations, which called for aggregate share usage of approximately .74% of shares outstanding, and which the committee did not modify. On a percent of shares outstanding basis, the aggregate Mercer grant recommendations were positioned between the 50th and 75th percentiles of the Revised Peer Group. The additional Revised Peer Group information considered by the committee in reaching its decision showed that CryoLife’s three year average of the grant date value of equity awards made in 2005 through 2007 to the named executive officers was significantly below the 50th percentile for all named executive officers except Mr. Lee, and was slightly below the 50th percentile for Mr. Lee. It also showed that with respect to total direct compensation, Mr. Anderson and Mr. Lee were between the 50th and 75th percentiles, Mr. Seery was slightly above the 50th percentile, and Dr. Heacox and Mr. Fronk were below the 50th percentile. Based on this information and the factors discussed above, the committee saw no need for changes in the size, relative proportions or form of the 2008 equity grants relative to 2007. For purposes of the Revised Peer Group Information, total direct compensation is calculated as 2007 base salary plus 2006 cash and stock bonus plus the three-year average grant date equity value.

Stock Ownership Guidelines

Beginning in July 2007, the committee, in conjunction with the Nominating and Corporate Governance Committee, began a review of CryoLife’s stock ownership guidelines for Section 16 executive officers. Because of his extensive stock ownership, the committees concluded that stock ownership guidelines for Mr. Anderson were not truly meaningful, since his ownership would almost certainly continue to exceed any reasonable guidelines the committees might impose. With respect to the other named executive officers, Mercer’s 2005 report recommended ownership guidelines of stock with a value of approximately one times each executive’s salary. Following discussions with the other executives, Mr. Anderson expressed concern that a one times salary requirement might prove too onerous for executives to maintain based on current committee equity grant polices. Based on Mr. Anderson’s recommendation, both committees recommended, and the full Board approved, new stock ownership guidelines of 15,000 shares for each named executive officer, increased from the prior 5,000 share requirement, to be effective in July 2010; provided, however, that both committees resolved to reconsider the executive stock ownership guidelines in the near future.

In October 2007, the Compensation Committee requested that Mercer update its recommendations regarding executive stock ownership requirements for consideration by the committee at its next scheduled meeting. In December 2007, Mercer recommended to the committee that stock ownership guidelines for the named executive officers be approved that would roughly approximate the following multiples of their 2007 base salaries: Mr. Anderson—5x, Mr. Lee—3x, Mr. Seery and Dr. Heacox—2x, and Mr. Fronk—1x. Using an average trading price of the common stock of $10.14 and rounding to the nearest 10,000 shares, Mercer recommended the following stock ownership guidelines as an approximation of the recommended base salary multiples: Mr. Anderson—300,000, Mr. Lee—100,000, Mr. Seery and Dr. Heacox—50,000, and Mr. Fronk—20,000. Based on the then-current equity holdings of the named executive officers and expected future option and restricted stock grants, Mercer recommended that the named executive officers be given five years to meet the ownership guidelines. Following the committee’s consultation with Mercer and with Mr. Anderson with respect to the named executive officers other than himself, the committee and the Nominating and Corporate Governance Committee recommended, and the full Board approved, the Mercer recommendations without modification. The new stock ownership guidelines become effective on February 20, 2013. They immediately superseded the guidelines adopted in July 2007, which were rescinded.

Employment Agreements

Each of the named executive officers is a party to an employment agreement with CryoLife. For a discussion of the terms of the agreements, see “Employment Agreements” at page 29.

Mr. Anderson

In May 2007, the committee began a formal review of Mr. Anderson’s employment agreement, which was scheduled to expire in September 2008 unless notice of non-renewal was given in August 2007. The committee and the Board approved an amendment and restatement of Mr. Anderson’s agreement in July 2007. The terms of Mr. Anderson’s amended and restated agreement are summarized at “Employment Agreements—Steven G. Anderson” at page 29.

Analysis

Mr. Anderson’s employment agreement had historically contained a provision that paid a severance to him upon his retirement at will equal to two times his salary and bonus. The committee believed that this was appropriate in light of the fact that CryoLife does not provide any pension or similar retirement plan for Mr. Anderson.

In addition to clarifying the language contained in Mr. Anderson’s employment agreement, the committee’s primary goals in its 2007 review of the agreement were to remove the automatic renewal feature from the contract and to modify or remove Mr. Anderson’s right to receive the severance payment upon retirement. Due to the variability of Mr. Anderson’s bonus, which was approximately $590,000 for 2006 and $0 for 2005, CryoLife had taken an increased accounting charge for this retirement payment during the first quarter of 2007 and would be faced with additional charges in the future should Mr. Anderson’s salary and/or bonus increase. In addition, due to the application of provisions in Mr. Anderson’s agreement limiting severance payments to three years of salary, bonus and guaranteed payments, the amount payable to Mr. Anderson upon retirement would have increased on January 1, 2008 by approximately $460,000, and CryoLife would have incurred an equivalent charge to earnings. Should Mr. Anderson’s 2007 or future bonuses have exceeded his bonus for 2006, CryoLife would have incurred additional charges.

Preliminarily, Mr. Anderson and the committee agreed to proceed to eliminate his right to receive a payment upon retiring at will, believing that the $1,985,000 then accrued by CryoLife for this payment would be reversed, positively impacting earnings; however, upon discussing the proposed accounting treatment with the CryoLife accounting staff, the committee learned that the $1,985,000 charge would not be reversed through earnings, but would merely increase paid-in capital. Given that CryoLife would not receive the anticipated financial statement benefit from rescinding Mr. Anderson’s right to receive a severance payment upon his retirement, the committee determined to attempt to freeze CryoLife’s severance obligation at the currently accrued amount of $1,985,000. With this amendment, CryoLife would not be required to accrue any additional expense for Mr. Anderson’s retirement payment, regardless of any future increases in his salary or bonus. The committee also determined, based on the advice of Mercer contained in an April 2007 review of Mr. Anderson’s contract, to offer him a fixed term contract and to remove the automatic renewal feature. The committee believed that the achievement of these goals justified the additional benefits negotiated by Mr. Anderson, including payment of the retirement benefit at the end of the agreement’s term, a cost of living increase in his annual salary and clarification that any change-in-control retention payment would not be subject to the quantitative limitation on severance payments.

Dr. Heacox and Mr. Fronk

In February 2007, the committee reviewed the employment agreements of Dr. Heacox and Mr. Fronk, which would renew for an additional year if notice was not given by April 2007. The committee, following consultation with Mercer, determined to take no action, and Dr. Heacox’s and Mr. Fronk’s employment agreements automatically renewed in May 2007, moving the termination dates to May 5, 2009.

Analysis

The committee subjectively determined that the terms of Dr. Heacox’s and Mr. Fronk’s agreements were appropriate in order to provide them with competitive compensation and to continue to provide them with sufficient incentives to further the interests of CryoLife and its stockholders.

Messrs. Lee and Seery

Messrs. Lee’s and Seery’s employment agreements are currently scheduled for review during 2008.

Severance, Retirement and Change-in-Control Benefits

Messrs. Anderson, Lee and Seery

Pursuant to Mr. Anderson’s amended and restated employment agreement entered into in 2007 and Messrs. Lee’s and Seery’s employment agreements entered into in 2005, these executives will receive certain compensation upon termination of their employment, other than for cause or upon death, and upon a change-in-control of CryoLife. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 43.

Analysis

In determining Messrs. Anderson’s, Lee’s and Seery’s severance and change-in-control benefits, the committee considered a number of factors, including the April 2007 Mercer review and analysis of Mr. Anderson’s prior employment agreement, the analysis in Mercer’s 2005 report of Mr. Lee’s agreement, and the discussions by Mercer in those reports of how the terms of those employment agreements related to those that Mercer believed were customary in the marketplace. After reviewing these analyses, discussing the agreements with Mercer and considering what benefits were appropriate for Messrs. Anderson, Lee and Seery given their importance to CryoLife, the committee approved the severance, retirement and change-in-control benefits described at “Potential Payments Upon Termination or Change-in-Control” starting on page 43. The committee particularly considered its belief that a takeover attempt of CryoLife continues to be a realistic possibility. The committee’s goal in determining appropriate change-in-control benefits was for Messrs. Anderson, Lee and Seery to be comfortable enough with their treatment following a change-in-control that they would be able to address a potential takeover attempt without concern as to how it might negatively impact them personally, and would not feel the need to seek other employment due to their perception that a change-in-control could be imminent or would have a material negative impact on them. In addition, given their unique ability to influence whether or not a potential change-in-control is pursued, the committee wished to provide them with an appropriate incentive to further a change-in-control that might be in the best interests of the stockholders. As a result, the committee determined that a change-in-control payment that was not conditioned on termination of employment was appropriate for each of them.

The committee also approved a change in the definition of “change-in-control” in Mr. Anderson’s agreement to conform the definition to that contained in Section 409A under the Code. A discussion of the committee’s decision to provide Mr. Anderson with a payment upon his retirement is contained at “Employment Agreements” above.

Dr. Heacox and Mr. Fronk

Pursuant to their employment agreements, Dr. Heacox and Mr. Fronk will receive certain compensation upon termination of their employment, other than for cause or upon death, although they will not receive any severance payments upon a change-in-control of CryoLife which does not result in the termination of their employment. The potential payments that could result under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 43.

Analysis

The committee approached Dr. Heacox’s and Mr. Fronk’s severance and change-in-control payments from the standpoint of its desire to provide them with benefits similar to those of Mr. Lee and Mr. Seery, but more appropriate for their positions, while providing a more typical change-in-control payment conditioned upon termination of employment. The committee believes that an increase in the amount of their severance payment, from 1x salary and bonus to 2x salary and bonus, provides them with sufficient protection if their employment is terminated in connection with a change-in-control, and that, given their relative inability to influence whether or not a change-in-control is pursued, a payment that is not contingent upon termination of employment is not necessary.

Limitations on Severance, Separation and Benefit Payments

In November 2005, the committee recommended, and the Board adopted, a resolution limiting severance, separation, and benefit payments for the Chief Executive Officer and other employees at the Vice President level or higher to an amount equaling no more than three times the employee’s base salary, plus bonuses and guaranteed benefits. The committee adopted this policy in connection with the settlement of stockholder litigation and in order to reduce the amounts CryoLife may be obligated to pay pursuant to change-in-control or severance arrangements in connection with tax gross-up payments related to excise taxes under Sections 280G and 4999 of the Code. These severance and change-in-control payments are discussed at “Potential Payments Upon Termination or Change-in-Control” starting on page 43. As discussed above under “Employment Agreements,” the committee approved, and CryoLife has agreed, that Mr. Anderson’s retention payment following a change-in-control is not subject to this “three times” limitation.

Perquisites

CryoLife does not provide perquisites to its officers without prior committee approval. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the named executive officers are generally required to reimburse the company for any incremental cost. Other than these incidental personal benefits, none of our executives receive any perquisites, except for Mr. Anderson, whose compensation is discussed at “Employment Agreements—Steven G. Anderson” at page 29, and except for airline club memberships we provide for each named executive officer other than Mr. Fronk.

Tax Impact of Compensation Decisions

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally sets a limit of $1 million on the amount of compensation, other than certain “performance-based” compensation that complies with the requirements of Section 162(m), that CryoLife may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers. CryoLife has historically structured its stock option grants to make them exempt from being included in the $1 million aggregate compensation calculation, and the committee intends to continue this practice. In February 2008, the committee established the 2008 executive incentive plan and related 2008 bonus program. After careful review, the committee has determined that only Mr. Anderson might reasonably be expected to have any likelihood of exceeding the $1 million dollar deductibility limit of Section 162(m) in 2008, and that the amount by which he is likely to exceed that limit, if at all, is not expected to be material to CryoLife. Accordingly, the committee has determined not to attempt to qualify compensation under the 2008 executive incentive plan for an exemption from the $1 million deductibility limit of Section 162(m) at this time. The committee intends to separately consider the issue of deductibility under Section 162(m) with respect to all future executive bonus plans and other relevant compensation decisions. The application of Section 162(m) did not influence the committee’s allocation of compensation among the various short and long-term compensation components during 2008.

Section 409A

Since Section 409A of the Code, which deals with deferred compensation arrangements, was enacted, the committee’s policy has been to structure all executive compensation arrangements, to the extent feasible, to comply with the provisions of Section 409A so that the executives do not have to pay additional tax and CryoLife does not incur additional withholding obligations. The committee intends to continue this practice and has authorized the amendment of the named executive officers’ employment agreements in order to bring them into compliance with Section 409A.

Sections 280G and 4999

Employment agreements with the named executive officers provide for tax gross-up payments if the executive must pay any excise tax pursuant to Sections 280G and 4999 of the Code. We designed these payments to place the executive in the same position he would have been in had the excise tax not been imposed, subject to the limitation that we will not pay severance or similar payments in excess of three times the executive’s salary, bonus and guaranteed benefits, as discussed above. This limitation mitigates our risk pursuant to these gross-up provisions, and the committee has reviewed the potential liability associated with this provision in each executive’s employment agreement and has determined that this limitation is appropriate and reasonable.

CONCLUSION

The committee believes that the mix of compensation elements discussed above represents a balance that has motivated and will continue to motivate CryoLife’s management team to produce the best results possible given current regulatory and market challenges, overall economic conditions and the difficulty of predicting CryoLife’s performance in the short term. The committee will continue to evaluate all elements of compensation on at least an annual basis, however, to ensure that total compensation, as well as each element thereof, remains competitive and fair, in light of all relevant factors, and that CryoLife’s compensation programs continue to provide appropriate incentives to further CryoLife’s overall compensation and business objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis with management. In reliance on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2007, and CryoLife’s 2008 Proxy Statement on Schedule 14A, for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE:

RONALD C. ELKINS, M.D., CHAIRMAN
THOMAS F. ACKERMAN
JOHN M. COOK

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven G. Anderson Chairman of the Board of Directors, President, and Chief Executive Officer	2006	$600,000	$54,006(1)	$284,721(2)	$75,351(3)	$299,780(4)	$400,520(5)	$4,100(6)	$1,718,478
	2007	$600,000	$63,000(7)	$202,959(8)	$111,181(9)	$345,281(10)	$733,362(11)	$28,448(12)	$2,084,231

D. Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	2006	$340,000	$30,603(1)	$163,391(2)	$118,225(3)	$169,876(4)	—	$4,400(13)	$826,495
	2007	$340,000	$35,700(7)	$115,614(8)	$200,784(9)	$195,659(10)	—	$4,500(14)	$892,257

Gerald B. Seery Senior Vice President, Sales and Marketing	2006	$250,000	— (1)	$48,812(2)	$52,102(3)	$112,307(15)	—	$69,777(16)	$532,998
	2007	$250,000	$15,313(7)	$56,781(8)	$105,325(9)	$94,133(10)	—	$4,472(14)	$526,024

Albert E. Heacox, Ph.D. Senior Vice President, Research and Development	2006	$265,650	$12,560(1)	$84,694(2)	$34,193(3)	$87,401(4)	—	$4,400(17)	$488,898
	2007	$265,650	$16,274(7)	$61,719(8)	$74,739(9)	$104,692(10)	—	$4,429(14)	$527,503

David M. Fronk Vice President, Regulatory Affairs and Quality Assurance	2006	$240,000	$10,261(1)	$65,908(2)	$33,940(3)	$70,756(4)	—	$4,400(17)	$425,265
	2007	$240,000	$12,600(7)	$48,779(8)	$64,221(9)	$85,856(10)	—	$4,400(14)	$455,856

(1)	These amounts represent the cash portion of the personal performance component of the award that we made pursuant to the 2006 Performance-Based Bonus Plan, which we paid in February 2007. We paid the personal performance component of the bonus award 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on the date of issuance, February 13, 2007. Mr. Seery did not participate in the personal performance component of the 2006 Performance-Based Bonus Plan due to his participation in a quarterly commission plan, which we terminated effective January 1, 2007.
(2)	These amounts represent the expense we recognized for financial statement reporting purposes, in accordance with SFAS 123(R), with respect to the 2006 fiscal year for the fair value of the unrestricted stock awards granted in 2006 and the unrestricted stock awards issued under the 2006 Performance-Based Bonus Plan in February 2007. All of the stock was valued at the closing price of the CryoLife common stock on the date the stock was approved for issuance. See Note 11 of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2006 for assumptions we used in valuing the stock awards. We paid the bonus award under the 2006 Performance-Based Bonus Plan 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on the date of issuance, February 13, 2007.
(3)	These amounts reflect the SFAS 123(R) expense we incurred in 2006 for all outstanding options for which we incurred expense in 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures for the above named officers occurred during CryoLife’s 2006 fiscal year. See Note 11 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2006 for assumptions we used in valuing the option awards. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that the named executive officers will recognize.
(4)	These amounts represent the cash portion of the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2006 Performance-Based Bonus Plan as well as the cash portion of the additional adjusted net income performance-based bonus awards earned pursuant to the 2006 Performance-Based Bonus Plan, all of which we paid in February 2007. We paid the adjusted revenue and adjusted net income performance components of the bonus award, as well as the additional adjusted net income performance-based bonus, 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of our common stock on the date of issuance, February 13, 2007.

(5)	The amount shown represents the sum of the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 42, and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits,” also on page 42. We have calculated these changes by subtracting the actuarial present values calculated as of the measurement dates used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for the 2005 completed fiscal year from the actuarial present values calculated as of the measurement dates used for financial reporting purposes with respect to CryoLife’s audited financial statements for the 2006 completed fiscal year.
(6)	This amount represents our matching contribution of $4,100 to the CryoLife 401K plan. We provided Mr. Anderson with perquisites and other personal benefits in 2006 valued at less than $10,000.
(7)	These amounts represent the cash portion of the personal performance component of the award that we made pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan, which we paid in February 2008. We paid the personal performance component of the bonus award 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008.
(8)	These amounts represent the expense we recognized for financial statement reporting purposes, in accordance with SFAS 123(R), with respect to the 2007 fiscal year for the fair value of the restricted stock awards granted in 2007 and the unrestricted stock awards issued under the 2007 bonus program under the 2007 Executive Incentive Plan. We valued the restricted shares at $9.06 per share, the closing price of our common stock on the date of issuance, February 19, 2008. We paid the bonus award pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008. See “Grants of Plan-Based Awards” at page 28 for information on awards made in 2007. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s Annual Report on Form 10-K for the year ended December 31, 2007 for assumptions we used in valuing the stock awards.
(9)	These amounts reflect the SFAS 123(R) expense we incurred in 2007 for all outstanding options for which we incurred expense in 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures for the above named officers occurred during CryoLife’s 2007 fiscal year. See Note 9 of the Notes to Consolidated Financial Statements filed with CryoLife’s annual report on Form 10-K for the year ended December 31, 2007 for assumptions we used in valuing the option awards. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that the named executive officers will recognize.
(10)	These amounts represent the cash portion of the adjusted revenue and adjusted net income performance components of the awards earned pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan, as well as the cash portion of the additional adjusted net income performance-based bonus awards earned pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan. We paid all of these awards in February 2008. We paid the adjusted revenue and adjusted net income performance components of the bonus award, as well as the additional adjusted net income performance-based bonus, 70% in cash and 30% in stock. We valued the stock portion of these awards at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008.
(11)	The amount shown represents the sum of the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his post-employment medical plan, which is discussed further at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 42 and the change in the actuarial present value of Mr. Anderson’s accumulated benefit under his retirement severance benefit, which is discussed further at “Retirement Severance Benefit” under “Pension Benefits” also on page 42. We have calculated these changes by subtracting the actuarial present values calculated as of the measurement dates used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for the 2007 completed fiscal year from the actuarial present values calculated as of the measurement dates used for financial reporting purposes with respect to CryoLife’s audited financial statements for the 2006 completed fiscal year.
(12)	This amount represents our matching contribution of $4,500 to the CryoLife 401K plan, reimbursement of expenses at certain private clubs of $8,904 and $15,044 in auto and gas allowance.
(13)	This amount represents our matching contribution of $4,400 to the CryoLife 401K plan. We provided Mr. Lee with perquisites and other personal benefits in 2006 valued at less than $10,000.
(14)	This amount represents our matching contribution to the CryoLife 401K plan. We provided each named executive officer other than Mr. Anderson with perquisites and other personal benefits in 2007 valued at less than $10,000.
(15)	This amount includes $50,924, representing the cash portion of the adjusted net income performance component of the award earned pursuant to the 2006 Performance-Based Bonus Plan as well as the cash portion of the additional adjusted net income performance-based bonus award earned pursuant to the 2006 Performance-Based Bonus Plan, each of which we paid in February 2007. We paid the adjusted net income performance component of the bonus award as well as the additional adjusted net income performance-based bonus 60% in cash and 40% in stock, with the stock valued at $8.57 per share, the closing price of CryoLife’s common stock on February 13, 2007. This amount also includes $61,383, representing payments we made pursuant to Mr. Seery’s quarterly commission plan, which we terminated effective January 1, 2007.
(16)	This amount represents our matching contribution of $4,100 to the CryoLife 401K plan and $65,677 that we paid to taxing authorities on Mr. Seery’s behalf for the increased tax liability incurred and estimated to be incurred by Mr. Seery as a result of his employment outside of the United States in prior years. We provided Mr. Seery with perquisites and other personal benefits in 2006 valued at less than $10,000.
(17)	The amount represents our matching contributions to the CryoLife 401K plan of $4,400. We provided each of Dr. Heacox and Mr. Fronk with perquisites and other personal benefits in 2006 valued at less than $10,000.

GRANTS OF PLAN-BASED AWARDS (1)

Name	Grant Date		Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Committee Action Date	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
Steven G. Anderson	2/14/07	(2)	2/13/07	$100,800	$201,600	$317,870
	2/14/07	(2)	2/13/07				$43,200	$86,400	$136,230
	2/14/07	(3)	2/13/07	$42,000	—	$84,000
	2/14/07	(3)	2/13/07				$18,000	—	$36,000
	2/14/07	(4)								10,625				$95,838
	2/23/07	(5)	2/14/07								63,750	$8.70	$9.02	$250,538

D. Ashley Lee	2/14/07	(2)	2/13/07	$57,120	$114,240	$180,110
	2/14/07	(2)	2/13/07				$24,480	$48,960	$77,190
	2/14/07	(3)	2/13/07	$23,800	—	$47,600
	2/14/07	(3)	2/13/07				$10,200	—	$20,400
	2/14/07	(4)								6,250				$56,375
	2/23/07	(5)	2/14/07								37,500	$8.70	$9.02	$147,375

Gerald B. Seery	2/14/07	(2)	2/13/07	$24,500	$49,070	$76,300
	2/14/07	(2)	2/13/07				$10,500	$21,030	$32,700
	2/14/07	(3)	2/13/07	$17,500	—	$35,000
	2/14/07	(3)	2/13/07				$7,500	—	$15,000
	2/14/07	(4)								3,750				$33,825
	2/23/07	(5)	2/14/07								22,500	$8.70	$9.02	$88,425

Albert E. Heacox, Ph.D.	2/14/07	(2)	2/13/07	$26,040	$52,080	$82,110
	2/14/07	(2)	2/13/07				$11,160	$22,320	$35,190
	2/14/07	(3)	2/13/07	$18,599	—	$37,198
	2/14/07	(3)	2/13/07				$7,971	—	$15,942
	2/14/07	(4)								3,750				$33,825
	2/23/07	(5)	2/14/07								22,500	$8.70	$9.02	$88,425

David M. Fronk	2/14/07	(2)	2/13/07	$20,160	$40,320	$63,560
	2/14/07	(2)	2/13/07				$8,640	$17,280	$27,240
	2/14/07	(3)	2/13/07	$16,800	—	$33,600
	2/14/07	(3)	2/13/07				$7,200	—	$14,400
	2/14/07	(4)								2,500				$22,550
	2/23/07	(5)	2/14/07								15,000	$8.70	$9.02	$58,950

(1)	This table provides detail regarding stock options and other equity awards that we granted during fiscal 2007. It also provides detail regarding bonus plan awards that we made during fiscal 2007. The table does not include the stock option and restricted stock grants that we made in February 2008 or the grants that we made pursuant to the 2008 Bonus Program under the 2007 Executive Incentive Plan, as more particularly discussed with respect to each named executive officer at “Compensation Discussion & Analysis” starting on page 14.
(2)	We granted this award pursuant to the 2007 bonus program under the 2007 Executive Incentive Plan adopted by the Board on February 14, 2007. We paid this award in February 2008, 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008. The award also included a personal performance component that is not included in the possible payouts set forth above, as we do not communicate the specific personal performance goals at the time of grant. See “2007 Bonus Plan and Program” starting on page 18 for a discussion of 2007 bonus awards under the 2007 Executive Incentive Plan.
(3)	We granted this award pursuant to the additional adjusted net income component of the 2007 bonus program under the 2007 Executive Incentive Plan adopted by the Board on February 14, 2007. There is no “target” for this bonus plan. We paid this award in February 2008, 70% in cash and 30% in stock, with the stock valued at $9.73 per share, the closing price of our common stock on the date of issuance, February 25, 2008. See “2007 Bonus Plan and Program” starting on page 18 for a discussion of 2007 bonus awards under the 2007 Executive Incentive Plan.
(4)	We issued these restricted shares pursuant to 2004 Employee Stock Incentive Plan. All shares vest on the third anniversary of the grant date if the reporting person remains in the continuous employ of the company.

(5)	We granted these options pursuant to the 1998 Long-Term Incentive Plan. One-third of the shares became exercisable on the first anniversary of grant, and an additional one-third will become exercisable on each subsequent anniversary thereof until all shares of the option are exercisable on the third anniversary, assuming continuous employment. The exercise price of $8.70 per share is equal to the mean of the high and low reported sales prices of the company’s common stock on the New York Stock Exchange on the date of issuance, February 23, 2007. These options have a seven year term.

Employment Agreements

Steven G. Anderson

Compensation and Basic Terms of Employment

Effective July 30, 2007, CryoLife entered into an amended and restated employment agreement with Steven G. Anderson. Pursuant to the agreement, CryoLife employs Mr. Anderson in the capacity of President, Chief Executive Officer and Chairman of the Board. The term of the amended agreement will run through December 31, 2010 and will not automatically renew. The agreement provides for the following compensation:

•

annual base salary set at $600,000 through December 31, 2007; for each year thereafter, Mr. Anderson’s base salary will be increased by a minimum amount based on the increase in the cost of living index. This adjustment resulted in Mr. Anderson’s base salary being increased in February 2008 to $619,229;

•

bonus compensation on terms and in amounts no less favorable to him than those contained in CryoLife’s 2007 Executive Incentive Plan and the 2007 bonus program for Mr. Anderson approved thereunder, with such modifications as may reasonably be imposed for all executive officers and approved by at least two-thirds of CryoLife’s independent directors; provided that if CryoLife’s Chief Financial Officer advises the Compensation Committee that it would materially and negatively impact CryoLife to pay all or a portion of the bonus in cash, the Compensation Committee may choose to pay the bonus in CryoLife common stock, but only to the extent that such action is taken with respect to all executive officers of CryoLife;

•	reimbursement of up to $10,000 for Mr. Anderson’s expenses in connection with negotiating the amendments to his employment agreement;

•

reimbursement of monthly car payments, auto expenses and dues and business-related expenses at certain social and business clubs, subject to an annual limitation equal to 10% of Mr. Anderson’s base salary;

•

enrollment in the standard CryoLife medical plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Anderson’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service; and

•	life insurance coverage of at least two times base pay; Mr. Anderson has currently agreed for this coverage to be limited to $350,000.

Pursuant to Mr. Anderson’s employment agreement, Mr. Anderson will receive certain compensation upon termination of his employment, other than for cause or upon death or disability and upon a change-in-control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 43.

Non-Compete Commitment

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to accept a position as a Chief Executive Officer, President or Chief Operating Officer, or provide comparable level executive consultation, to any competitors of CryoLife in the cardiac or vascular tissue processing business or biological glue business within the U.S. or the European Union. Mr. Anderson must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for two years after any termination of his employment, Mr. Anderson agrees not to solicit or hire away any person employed by CryoLife or any customer of CryoLife without CryoLife’s prior written consent.

D. Ashley Lee

Compensation and Basic Terms of Employment

On September 5, 2005, CryoLife entered into an employment agreement with D. Ashley Lee. Pursuant to the agreement, CryoLife employed Mr. Lee in the capacity of Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer. The employment agreement expires on September 5, 2008 and provides for the following compensation:

•	annual base salary set at $340,000, subject to yearly review by the Compensation Committee. The Committee increased Mr. Lee’s base salary to $350,898 in February 2008;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion; and

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Lee’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service.

On May 4, 2006, the Compensation Committee approved an amendment to the agreement, pursuant to which CryoLife granted Mr. Lee an option under the 2004 Employee Stock Incentive Plan to purchase up to 250,000 shares of CryoLife common stock. The options are governed by the 2004 Employee Stock Incentive Plan and a separate option agreement. The option agreement provides in part that the options will become exercisable subject to Mr. Lee remaining continuously employed by CryoLife as follows:

•	50,000 shares became subject to exercise on the first anniversary of the option grant; and

•

50,000 additional shares will become subject to exercise on each subsequent anniversary thereof until all 250,000 shares (100%) of the option are subject to exercise on the fifth anniversary of the option grant, assuming Mr. Lee remains continuously employed by CryoLife.

The options have a term of 66 months but may terminate earlier as stated in the option agreement. The right to exercise the options accelerates under certain other circumstances. See footnote 5 under “Outstanding Equity Awards at December 31, 2007” on page 40 for further discussion.

Pursuant to Mr. Lee’s employment agreement, Mr. Lee will receive certain compensation upon termination of his employment, other than for cause, or upon a change-in-control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 43.

Non-Compete Commitment

During the term of his employment and for one year after any termination of his employment, Mr. Lee agrees not to accept a position as a Chief Operating Officer with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Mr. Lee must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for one year after any termination, Mr. Lee agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

Gerald B. Seery

Compensation and Basic Terms of Employment

On November 1, 2005, CryoLife entered into an employment agreement with Gerald B. Seery. Pursuant to the agreement, CryoLife employed Mr. Seery in the capacity of Senior Vice President of Sales and Marketing. The agreement expires on November 1, 2008 and provides for the following compensation:

•	annual base salary set at $250,000, subject to yearly review by the Compensation Committee. The Committee increased Mr. Seery’s base salary to $275,000 in February 2008;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion; and

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Seery’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Mr. Seery’s employment agreement, Mr. Seery will receive certain compensation upon termination of his employment, other than for cause, or upon change-in-control of CryoLife. The potential payments that CryoLife may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 43.

Non-Compete Commitment

During the term of his employment and for one year after any termination of his employment, Mr. Seery agrees not to accept a position as a Vice President of Sales or Marketing or similar positions such as National Sales or Marketing Manager with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Mr. Seery must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for one year after any termination, Mr. Seery agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

Albert E. Heacox, Ph.D.

Compensation and Basic Terms of Employment

On May 4, 2006, CryoLife entered into an employment agreement with Albert E. Heacox, Ph.D. Pursuant to the agreement, CryoLife employed Dr. Heacox in the capacity of Senior Vice President of Research and Development. The agreement expires on May 4, 2009 and provides for the following compensation:

•	annual base salary set at $265,650, subject to yearly review by the Compensation Committee. The Committee increased Dr. Heacox’s base salary to $281,589 in February 2008;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion; and

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Dr. Heacox’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Dr. Heacox’s employment agreement, Dr. Heacox will receive certain compensation upon termination of his employment, other than for cause, or upon termination following a change-in-control of CryoLife. The potential payments that we may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 43.

Non-Compete Commitment

During the term of employment and for one year after any termination of his employment, Dr. Heacox agrees not to accept a position as Senior Vice President of Research and Development with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Dr. Heacox must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of his employment and for one year after any termination, Dr. Heacox agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

David M. Fronk

Compensation and Basic Terms of Employment

On May 4, 2006, CryoLife entered into an employment agreement with David M. Fronk. Pursuant to the agreement, CryoLife employed Mr. Fronk in the capacity of Vice President of Regulatory Affairs and Quality Assurance. The agreement expires on May 4, 2009 and provides for the following compensation:

•	annual base salary set at $240,000, subject to yearly review by the Compensation Committee. The Committee increased Mr. Fronk’s base salary to $254,400 in February 2008;

•	bonus as set by the Compensation Committee on a yearly basis, in its discretion; and

•

enrollment in the standard CryoLife medical plan, life insurance plan and contributory 401K plan, which includes a CryoLife matching contribution of 50% of Mr. Fronk’s contribution with respect to up to 4% of his base salary, subject to the annual maximum allowed by the Internal Revenue Service.

Pursuant to Mr. Fronk’s employment agreement, Mr. Fronk will receive certain compensation upon termination of his employment, other than for cause, or upon termination following a change-in-control of CryoLife. The potential payments that we may make under each scenario are described further at “Potential Payments Upon Termination or Change-in-Control” starting on page 43.

Non-Compete Commitment

During the term of employment and for one year after any termination of his employment, Mr. Fronk agrees not to accept a position as Vice President of Regulatory Affairs and Quality Assurance with any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the U.S. Mr. Fronk must continue to comply with this non-compete commitment as a condition of receiving any severance payment.

Agreement Not to Solicit

During the term of Mr. Fronk’s employment and for one year after any termination, Mr. Fronk agrees not to solicit or hire away any person employed by CryoLife without CryoLife’s prior written consent.

Plan-Based Awards

CryoLife granted the awards disclosed in the Grants of Plan-Based Awards table pursuant to:

•	the 2007 Executive Incentive Plan;

•	the 2004 Employee Stock Incentive Plan; and

•	the 1998 Long-Term Incentive Plan.

The material terms of these plans and CryoLife’s 2002 Stock Incentive Plan are as follows:

Annual Performance-Based Bonus Plans.

2007 Bonus Program.

The 2007 bonus program under the 2007 Executive Incentive Plan provided for bonuses of up to a maximum of 90.7% of participants’ 2007 base salaries, varying among participants, based on three areas:

•	adjusted revenues;

•	adjusted net income; and

•	personal performance rating performance criteria.

All bonus criteria related to company and individual performance for the full 2007 fiscal year. All bonuses were to be paid 70% in cash and 30% in unrestricted shares of CryoLife stock, subject to the discretion of the committee. See the tables below at Adjusted Revenues and Adjusted Net Income for a description of the calculation of adjusted revenues and adjusted net income.

Adjusted Revenues

Each named executive officer could earn a bonus of up to a specified percentage of his base salary based on CryoLife achieving adjusted revenues in the range of $81,100,000 and $99,122,000. The adjusted revenues target for this plan was $90,111,000. No bonus was payable if the specified minimum adjusted revenues goal was not met.

2007 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

	Adjusted Revenues* of $81,100,000 (Minimum)	Adjusted Revenues* of $90,111,000 (Target)	Adjusted Revenues* of $99,122,000 (Maximum)
Steven G. Anderson	12%	24%	36%
D. Ashley Lee	12%	24%	36%
Gerald B. Seery	8.8%	17.5%	26.3%
Albert E. Heacox	7%	14%	21%
David M. Fronk	6%	12%	18%

*	Adjusted revenues were fiscal 2007 company revenues from cardiac and vascular allograft tissue processing, BioGlue and related product sales, and CardioWrap sales.

2007 Bonus Actually Earned by Named Executive Officer Based on Company Actual Adjusted

Revenues of $89,014,000

	Bonus Earned*	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$135,227	22.5%
D. Ashley Lee	$76,629	22.5%
Gerald B. Seery	$41,085	16.4%
Albert E. Heacox	$34,932	13.1%
David M. Fronk	$27,045	11.3%

*	Bonuses were paid 70% in cash and 30% in unrestricted shares of CryoLife stock.

Adjusted Net Income

Each named executive officer could earn a bonus of up to a specified percentage of his base salary based on CryoLife achieving adjusted net income in the range of $2,571,000 and $8,500,000. The adjusted net income target for this plan was $5,784,000. No bonus would be payable if the specified minimum adjusted net income goal was not met.

2007 Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

	Adjusted Net Income* of $2,571,000 (Minimum)	Adjusted Net Income* of $5,784,000 (Target)	Adjusted Net Income* of $8,500,000 (Maximum)
Steven G. Anderson	12%	27%	39.7%
D. Ashley Lee	12%	27%	39.7%
Gerald B. Seery	5.2%	11.8%	17.4%
Albert E. Heacox	7%	15.7%	23.1%
David M. Fronk	6%	13.5%	19.8%

*	Adjusted net income was GAAP net income for 2007, exclusive of interest expense, interest income, $686,000 of executive severance expense incurred in the first quarter of fiscal 2007, changes in the value of the derivative related to the company’s preferred stock, stock compensation expense, other than stock compensation expense related to this bonus plan, other income and expense, income taxes and amortization associated with intangibles recorded pursuant to the Exchange and Service Agreement dated December 15, 2006 with RTI Biologics, Inc., f/k/a Regeneration Technologies, Inc.

2007 Bonus Actually Earned by Named Executive Officer Based on Company Actual Adjusted

Net Income of $10,484,000

	Bonus Earned*	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$238,032	39.7%
D. Ashley Lee	$134,885	39.7%
Gerald B. Seery	$43,391	17.4%
Albert E. Heacox	$61,488	23.1%
David M. Fronk	$47,606	19.8%

*	Bonuses were paid 70% in cash and 30% in unrestricted shares of CryoLife stock.

Additionally, each named executive officer could earn from 10% to 20% of his base salary if the company achieved additional adjusted net income goals. There was no adjusted net income target for this additional bonus. No bonus would be payable if the specified minimum adjusted net income goal was not met.

2007 Additional Adjusted Net Income Bonus Named Executive Officer Could Earn as

Percentage of Base Salary

	Adjusted Net Income of $8,500,000 (Minimum)	Target	Adjusted Net Income of $9,500,000 (Maximum)
Steven G. Anderson	10%	—	20%
D. Ashley Lee	10%	—	20%
Gerald B. Seery	10%	—	20%
Albert E. Heacox	10%	—	20%
David M. Fronk	10%	—	20%

2007 Additional Adjusted Net Income Bonus Actually Earned by Named Executive Officer

Based on Company Actual Adjusted Net Income of $10,484,000

	Bonus Earned*	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	$120,000	20%
D. Ashley Lee	$68,000	20%
Gerald B. Seery	$50,000	20%
Albert E. Heacox	$53,140	20%
David M. Fronk	$48,000	20%

*	Bonuses were paid 70% in cash and 30% in unrestricted shares of CryoLife stock.

Personal Performance

Each named executive officer could earn a bonus based on his personal performance review. With respect to each named executive officer the committee determines the personal performance rating of 1-5, with a rating of 1 resulting in the highest bonus payable. Mr. Anderson provides performance reviews of the named executive officers, other than himself, to the committee to aid the committee in determining performance ratings.

2007 Personal Performance Bonus Named Executive Officer Could Earn as Percentage of His Base Salary

	Rating of 4 or higher	Rating of 3 (Minimum)	Rating of 2	Rating of 1 (Maximum)
Steven G. Anderson	0%	12%	13.5%	15%
D. Ashley Lee	0%	12%	13.5%	15%
Gerald B. Seery	0%	7%	7.9%	8.8%
Albert E. Heacox	0%	7%	7.9%	8.8%
David M. Fronk	0%	6%	6.8%	7.5%

2007 Additional Bonus Actually Earned by Named Executive Officer Based on Named Executive Officer’s

Performance Rating

	Performance Rating	Bonus Earned*	Bonus Earned as Percentage of Base Salary
Steven G. Anderson	1	$90,000	15%
D. Ashley Lee	1	$51,000	15%
Gerald B. Seery	1	$21,875	8.8%
Albert E. Heacox	1	$23,249	8.8%
David M. Fronk	1	$18,000	7.5%

*	Bonuses were paid 70% in cash and 30% in unrestricted shares of CryoLife stock.

2008 Bonus Program

The 2008 bonus program under the 2007 Executive Incentive Plan provides for bonuses of up to a maximum of 90.9% of participants’ 2008 base salaries, varying among participants, based on the same three performance categories as the 2007 bonus program. However, with respect to the 2008 bonus program, adjusted net income is defined as GAAP net income for 2008, exclusive of interest expense, interest income, stock compensation expense, other than stock compensation expense related to the bonus plan, other income and expense and income taxes.

As with the 2007 bonus program, all bonus criteria relate to company and individual performance for the full fiscal year. All bonuses will be paid 70% in cash and 30% in unrestricted shares of CryoLife stock, subject to the discretion of the committee to choose a different allocation.

Adjusted Revenues

Each named executive officer can earn a bonus of up to a specified percentage of his base salary based on CryoLife achieving 2008 adjusted revenues in the range of $95,280,000 and $116,454,000. No bonus is payable if the specified minimum adjusted revenues goal is not met.

Potential Adjusted Revenue Bonus Payouts Under 2008 program

	Adjusted Revenues of $95,280,000 (Minimum)	Adjusted Revenues (Target)	Adjusted Revenues of $116,454,000 (Maximum)
Steven G. Anderson	12%	24%	36%
D. Ashley Lee	12%	24%	36%
Gerald B. Seery	8.8%	17.5%	26.2%
Albert E. Heacox	7%	14%	21%
David M. Fronk	6%	12%	18%

Adjusted Net Income

Each named executive officer can earn a bonus of up to a specified percentage of his base salary based on the company achieving specified net income levels. No bonus is payable if the specified minimum adjusted net income goal is not met.

Potential Adjusted Net Income Bonus Payouts Under 2008 Program

	Minimum	Target	Maximum
Steven G. Anderson	12%	24%	39.9%
D. Ashley Lee	12%	24%	39.9%
Gerald B. Seery	5.2%	10.5%	17.5%
Albert E. Heacox	7%	14%	23.3%
David M. Fronk	6%	12%	19.9%

Additionally, each named executive officer can earn from 10% to 20% of his base salary if the company achieves additional adjusted net income goals which begin at the maximum performance level discussed in the previous paragraph. There is no adjusted net income target for this additional bonus. No additional bonus will be payable if the specified minimum adjusted net income goal is not met.

Personal Performance

As with respect to 2007, each named executive officer can earn a bonus based on his personal performance review. The potential percentage bonuses payable, and the standards for the performance ratings, remain the same for the 2008 program as under the 2007 program.

2004 Employee Stock Incentive Plan. On February 24, 2004, the Board adopted the 2004 Employee Stock Incentive Plan, which the stockholders approved in June 2004. This Plan authorizes us to grant the following to CryoLife’s employees and officers:

•	options;

•	stock appreciation rights;

•	restricted stock unit awards;

•	restricted and unrestricted stock awards; and

•	stock units.

We may award a maximum of 2.1 million shares of common stock under the 2004 Employee Stock Incentive Plan. Of these 2.1 million shares, 585,586 shares were available for grant as of March 19, 2008. In addition, the 2004 Employee Stock Incentive Plan provides that:

•	we may issue a maximum of 2 million shares subject to options that we intend to be “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended;

•	we may issue a maximum of 400,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	we may issue a maximum of 2 million shares in the aggregate as stock awards; and

•

we may issue no more than 2 million shares to any one individual during any one fiscal year pursuant to awards that we intend to be “performance-based compensation” as that term is used for purposes of Internal Revenue Code Section 162(m).

The 2004 Employee Stock Incentive Plan terminates in June 2014, unless the Board terminates it before that date; however, if the Board terminates the 2004 Employee Stock Incentive Plan, although no further awards may be made, the Plan will remain in effect as long as any options, stock appreciation rights or other stock awards that we granted under the Plan are outstanding. The exercise price of each option and stock appreciation right granted under the 2004 Employee Stock Incentive Plan may not be less than 100% of the fair market value of a share of stock on the date of grant of the award. Unless the committee establishes a higher price or establishes a method which determines a higher price at the time the award is granted, the exercise price for each option and stock appreciation right will be equal to 100% of the fair market value of our common stock on the date of grant of the award, determined as the closing price of our common stock on the New York Stock Exchange on the date of grant.

Terms of 2004 Employee Stock Incentive Plan Awards

All of the restricted stock awards that we granted to named executive officers in 2007 were issued under the 2004 Employee Stock Incentive Plan. These awards have the following terms:

•	the restricted stock awards vest on the third anniversary of the grant date if the employee remains continuously employed by CryoLife; and

•

if an employee who was granted a restricted stock award ceases to be employed by CryoLife for any reason, he or she will automatically forfeit any portion of the award which has not vested at the time his or her employment was terminated.

2002 Stock Incentive Plan. In March 2002, the Board of Directors adopted the 2002 Stock Incentive Plan, which the stockholders subsequently approved in May 2002. We may grant options under the 2002 Stock Incentive Plan to employees, officers or directors of CryoLife and consultants and advisers to CryoLife and its subsidiaries. The 2002 Stock Incentive Plan terminates in March 2012, unless the Board terminates it prior to that date. CryoLife’s 2002 Stock Incentive Plan allows grants of:

•	options;

•	stock appreciation rights;

•	stock units;

•	performance shares; and

•	restricted stock awards.

We may grant awards under the 2002 Stock Incentive Plan with respect to up to a maximum of 974,000 shares of common stock. Of these 974,000 shares, 308,117 shares were available for grant as of March 19, 2008. In addition, the 2002 Stock Incentive Plan imposes the following limitations:

•	we may issue a maximum of 974,000 shares pursuant to options which we intend to be incentive stock options under Section 422 of the Internal Revenue Code;

•	we may issue a maximum of 100,000 shares as options and stock appreciation rights to any one individual during any consecutive twelve-month period;

•	we may issue a maximum of 100,000 shares in the aggregate as stock awards; and

•

we may pay a maximum of $400,000 as an award to any one individual for any performance goals established for any performance period (including the fair market value of stock subject to awards denominated in shares).

We did not make any grants to executives under this plan in 2007.

1998 Long-Term Incentive Plan. In December 1997, the Board of Directors adopted the CryoLife 1998 Long-Term Incentive Plan, which the stockholders subsequently approved in May 1998. The 1998 Long-Term Incentive Plan was amended in 2000 and allows us to grant options, stock appreciation rights, and other awards with respect to up to a maximum of 900,000 shares of common stock, subject to certain adjustments. Of these 900,000 shares, 43,227 shares were available for grant as of March 19, 2008.

All the stock options that we granted to named executive officers in 2007 we issued pursuant to the 1998 Long-Term Incentive Plan. The terms of the options granted pursuant to this plan, are as follows:

•	all options vest over a three-year period at 33 1/3% per year, beginning on the first anniversary of the grant date;

•	all options have a seven year term;

•	all options have an exercise price equal to the average of the high and low sales price of the common stock on the New York Stock Exchange on the grant date; and

•

these options expire upon termination of employment, except in the event of disability, death, or normal or early retirement, in which case the term of the option may continue for some time thereafter, but in any event not beyond the original term of the option.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007 (1)

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market Value of shares or units of stock that have not vested ($)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (11)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)		(i)	(j)
Steven G. Anderson	11,414	—		$2.2000	2/29/2008
	8,700	54,800	(2)	$4.2500	8/21/2011
	36,000	9,000	(3)	$4.7750	7/24/2008
	10,000	—		$5.0300	5/4/2011
	6,000	4,000	(4)	$5.3600	12/29/2009
	10,000	—		$7.6300	6/3/2010
	12,750	—		$8.0000	12/18/2008
	75,000	—		$11.5000	5/21/2008
	15,000	—		$11.6300	5/26/2010
	3,584	—		$27.9000	5/29/2012
	15,000	—		$29.1500	12/7/2010
	3,240	—		$30.8560	5/17/2011
	—	63,750	(9)	$8.7000	2/23/2014
						10,625	(10)	$84,469	(10)
											$172,230	(12)

D. Ashley Lee	8,600	34,400	(2)	$4.2500	8/21/2011
	50,000	200,000	(5)	$5.0300	11/4/2011
	9,000	6,000	(4)	$5.3600	12/29/2009
	—	37,500	(9)	$8.7000	2/23/2014
						6,250	(10)	$49,688	(10)
											$97,590	(12)

Gerald B. Seery	4,300	17,200	(2)	$4.2500	8/21/2011
	20,000	80,000	(6)	$5.7950	2/7/2012
	22,000	11,000	(7)	$6.2100	9/24/2008
	—	22,500	(9)	$8.7000	2/23/2014
						3,750	(10)	$29,813	(10)
											$47,700	(12)

Albert E. Heacox, Ph.D.	4,970	—		$2.2000	2/29/2008
	5,150	20,600	(2)	$4.2500	8/21/2011
	9,000	6,000	(4)	$5.3600	12/29/2009
	10,000	40,000	(6)	$5.7950	2/7/2012
	—	22,500	(9)	$8.7000	2/23/2014
						3,750	(10)	$29,813	(10)
											$51,132	(12)

David M. Fronk	7,700	—		$2.2000	2/29/2008
	—	13,760	(2)	$4.2500	8/21/2011
	6,000	4,000	(4)	$5.3600	12/29/2009
	10,000	40,000	(6)	$5.7950	2/7/2012
	996	3,000	(8)	$6.1600	11/2/2010
	—	15,000	(9)	$8.7000	2/23/2014
						2,500	(10)	$19,875	(10)
											$41,640	(12)

(1)	This table does not include the restricted stock and stock option grants made on February 19, 2008 and February 25, 2008, respectively. See “Compensation Discussion & Analysis” starting on page 14 for further discussion of these grants.
(2)	20% of the options vest on each of February 21, 2008, February 21, 2009, February 21, 2010 and February 21, 2011, assuming continuous employment.
(3)	100% of the options vest on January 24, 2008, assuming continuous employment.
(4)	20% of the options vest on each of June 29, 2008 and June 29, 2009, assuming continuous employment.

(5)	20% of the options vest on each of May 4, 2008, 2009, 2010 and 2011, assuming continued employment subject to potential acceleration. The right to exercise will accelerate for all shares subject to the option agreement if:
•	CryoLife terminates Mr. Lee’s employment other than for cause, death or disability;
•	Mr. Lee terminates employment for good reason; or
•	Mr. Lee becomes entitled to receive a retention payment under his employment agreement.
(6)	20% of the options vest on each of August 7, 2008, August 7, 2009, August 7, 2010 and August 7, 2011, assuming continuous employment.
(7)	100% of the options vest on March 24, 2008, assuming continuous employment.
(8)	20% of the options vest on each of May 2, 2008, May 2, 2009 and May 2, 2010, assuming continuous employment.
(9)	One-third of the options vest on each of February 23, 2008, February 23, 2009 and February 23, 2010, assuming continuous employment.
(10)	The restricted stock will vest on February 14, 2010, assuming continuous employment. Market value is based on the closing price of the company’s common stock on the NYSE on December 31, 2007 of $7.95.
(11)	The number of shares to be earned pursuant to the 2007 Executive Incentive Plan was not determinable at December 31, 2007 as the 2007 Executive Incentive Plan is denominated in dollars and only converted to shares of unrestricted stock when the bonus vests and is paid. We subsequently paid the revenue and net income components of the bonus in unrestricted shares of stock on February 25, 2008:
•	Mr. Anderson – 15,208 shares
•	Mr. Lee – 8,618 shares
•	Mr. Seery – 4,146 shares
•	Dr. Heacox – 4,611 shares
•	Mr. Fronk – 3,781 shares

See “Plan-Based Awards” starting on page 32 for potential payouts pursuant to these awards.

(12)	The amounts listed are based on the company achieving the maximum performance measure based on the revenue and net income components under the 2007 Executive Incentive Plan. The bonus component relating to personal performance is excluded as personal performance goals were not communicated to executives in advance.

OPTION EXERCISES AND STOCK VESTED (1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
(a)	(b)	(c)	(d)	(e)
Steven G. Anderson	5,586	$20,529	27,520	$235,846

D. Ashley Lee	50,000	$459,875	15,594	$133,641

Gerald B. Seery	22,000	$163,680	3,960	$33,937

Albert E. Heacox, Ph.D.	19,880	$210,240	7,775	$66,632

David M. Fronk	35,244	$369,723	6,302	$54,008

(1)	This table provides information regarding stock option exercises and vesting of restricted stock during 2007.
(2)	Value Realized on Exercise is equal to the number of shares acquired multiplied by the difference between the exercise price and the closing price on the NYSE on the date of exercise, as detailed below:

Stock Option Exercise Detail

Name	Shares Subject to Option	Exercise Price	Exercise Date	Closing Price on the NYSE on Date of Exercise
Steven G. Anderson	586	$2.20	10/23/2007	$7.71
	5,000	$4.25	10/23/2007	$7.71

D. Ashley Lee	25,000	$2.20	5/11/2007	$12.70
	12,500	$2.20	7/2/2007	$13.25
	12,500	$2.20	12/4/2007	$6.94

Gerald B. Seery	22,000	$6.21	6/13/2007	$13.65

Name	Shares Subject to Option	Exercise Price	Exercise Date	Closing Price on the NYSE on Date of Exercise
Albert E. Heacox, Ph.D.	9,880	$2.20	5/11/2007	$12.70
	10,000	$2.20	5/15/2007	$12.85

David M. Fronk	30,800	$2.20	5/17/2007	$12.91
	1,004	$6.16	6/12/2007	$13.65
	3,440	$4.25	6/12/2007	$13.65

(3)	This information is based on the closing price of the company’s common stock on the NYSE on the vesting date, February 13, 2007, of $8.57. We issued these shares pursuant to the 2006 performance-based bonus plan.

PENSION BENEFITS (1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)		(e)
Steven G. Anderson	Post-Employment Medical Plan for Steven G. Anderson	N/A	$100,259	(2)	—

	Retirement Severance Benefit	N/A	$1,824,124	(3)	—

(1)	CryoLife does not maintain any plans providing for payments or other benefits at, following, or in connection with retirement for Mr. Lee, Mr. Seery, Dr. Heacox or Mr. Fronk.
(2)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Post-Employment Medical Plan included in his employment agreement, computed as of December 31, 2007, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2007. See “Post-Employment Medical Plan for Steven G. Anderson” below for the assumptions applied in quantifying the present value of the current accrued benefit.
(3)	The amount shown represents the actuarial present value of Mr. Anderson’s accumulated benefit under the Retirement Severance Benefit included in his employment agreement, computed as of December 31, 2007, which is the measurement date used for financial statement reporting purposes with respect to CryoLife’s audited financial statements for 2007. Consistent with the methodology customarily applied to present value calculations for accounting, we discounted Mr. Anderson’s 24 month payment stream based on our incremental borrowing rate of 8.25% at December 31, 2007.

Post-Employment Medical Plan for Steven G. Anderson

Mr. Anderson’s employment agreement provides that upon certain terminations of Mr. Anderson’s employment, including retirement, CryoLife will continue to provide medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the remainder of their lives. In quantifying the present value of the current accumulated benefit for the Post-Employment Medical Plan for Steven G. Anderson, CryoLife used a measurement date of December 31, 2007. To calculate mortality, CryoLife used the 1994 Group Annuity Mortality Table with Projection Scale AA, post retirement only. The applicable discount rate was 6.00%. CryoLife assumed that Mr. Anderson would retire two years from the measurement date. CryoLife assumed no possibility of termination prior to that time. Salary increase was irrelevant since the benefits are not salary related. CryoLife developed the starting claims cost using the Reden & Anders Commercial Comprehensive Pricing Model, factoring in the plan provisions currently in effect. The starting claims cost for a 69 year old participant is approximately $12,000 before taking Medicare into account.

See “Potential Payments Upon Termination or Change-in-Control” starting on page 43 for further discussion of the material terms and conditions of payments and benefits payable under this plan.

Retirement Severance Benefit

Pursuant to his employment agreement, Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, CryoLife will pay Mr. Anderson a severance payment equal to $1,985,000. See “Potential Payments Upon Termination or Change-in-Control” below for further discussion of the material terms and conditions of payments and benefits payable under this retirement severance benefit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the named executive officers in the event of specified terminations of their employment or upon a change-in-control of CryoLife. The amount of compensation we would be required to pay to each named executive officer in each situation is listed in the tables below. Amounts we have included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, and with respect to Mr. Anderson, his and his spouse’s ages and life expectancies. All of the tables listed in this section assume that the relevant termination or change-in-control event occurred on December 31, 2007, the last business day of CryoLife’s 2007 fiscal year.

Steven G. Anderson, Chairman of the Board of Directors, President and Chief Executive Officer (1)

Executive Benefits and Payments Upon Termination
	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change-in- Control Without Regard to Termination		Certain Termination Events Following a Change-in- Control
Cash Compensation	$1,985,000	(2)	$1,985,000	(2)	—		—		$1,985,000	(2)	$1,189,624	(3)	$3,174,624	(4)

Accelerated Stock Options	—		—		—		—		—		$241,695	(5)	$241,695	(5)

Accrued Vacation Pay	$35,759	(6)	$35,759	(6)	$35,759	(6)	$35,759	(6)	$35,759	(6)	—		$35,759	(6)

Medical Benefits	$218,585	(7)	$218,585	(7)	—		$125,302	(8)	$218,585	(7)	—		$218,585	(7)

Vested Stock Options	$260,061	(9)	$260,061	(9)	$260,061	(9)	$260,061	(9)	$260,061	(9)	$260,061	(9)	$260,061	(9)

Accelerated Restricted Stock	—		—		—		—		—		$84,469	(10)	$84,469	(10)

280G Tax Gross-up	—		—		—		—		—		—		$641,099	(11)

Total:	$2,499,405		$2,499,405		$295,820		$421,122		$2,499,405		$1,775,849		$4,656,292

(1)	This table assumes all termination and change-in-control events occurred as of December 31, 2007.
(2)	Mr. Anderson’s employment agreement provides for a severance payment equal to $1,985,000 upon termination of his employment due to expiration of the employment agreement, voluntary retirement or disability or upon his termination of the agreement for good reason, to be paid in 24 equal monthly installments over the two year period following the termination date.
(3)	The amount shown is equal to one times the sum of Mr. Anderson’s 2007 salary and 2006 bonus, which was paid in February 2007, including both the cash and stock portions of the bonus. If the change-in-control had occurred on or after February 19, 2008, the date on which the Compensation Committee approved payment of bonuses for 2007 and set base salaries for 2008, the amount shown would have been $1,202,488, which is equal to one times the sum of Mr. Anderson’s 2008 base salary and his bonus which was approved on February 19, 2008.
(4)	The amount shown is the sum of $1,985,000 and one times the sum of Mr. Anderson’s 2007 salary and 2006 bonus, which was paid in February 2007, including both the cash and stock portions of the bonus. This amount assumes that following a change-in-control Mr. Anderson retired or terminated his employment for good reason, or we terminated him because of disability or without cause. Mr. Anderson would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change-in-control. If the change-in-control had occurred on or after February 19, 2008, the date on which the Compensation Committee approved payment of bonuses for 2007 and set base salaries for 2008, the amount to be paid to him would have been $3,187,488, which is equal to $1,985,000 plus Mr. Anderson’s 2008 base salary and his bonus which was approved on February 19, 2008; however, his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to an amount equal to his annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits. Application of this provision would reduce this payment.

(5)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change-in-control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change-in-control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE as of December 31, 2007 of $7.95.
(6)	The amount shown represents payment of $288.38 per accumulated hour that Mr. Anderson had not taken as of December 31, 2007. Mr. Anderson had 124 accumulated hours as of December 31, 2007.
(7)	Under the terms of Mr. Anderson’s employment agreement, if Mr. Anderson voluntarily retires, terminates his employment for good reason or we terminate him without cause or because of disability, we will continue to provide major medical insurance benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 42 when valuing this benefit, except that we did not utilize a discount rate.
(8)	Under the terms of Mr. Anderson’s employment agreement, in the event of Mr. Anderson’s death, CryoLife will continue to provide major medical insurance benefits to Mr. Anderson’s wife, Ann B. Anderson, for the duration of her life, not to exceed $25,000 per year, increased by the Consumer Price Index using September 1, 2005 as the base date. We used the assumptions discussed at “Post-Employment Medical Plan for Steven G. Anderson” under “Pension Benefits” on page 42 when valuing this benefit, except that we did not utilize a discount rate.
(9)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(10)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all unvested shares of restricted stock become fully vested upon a change-in-control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(11)	The amount shown represents the estimated amount to be paid to reimburse Mr. Anderson for excise taxes arising as a result of the payments disclosed in this table. The actual 280G tax gross-up amount is $1,355,142, which has been reduced to $714,043 because of the limitation on total severance, separation and similar payments discussed at footnote 4 above.

Change-in-control

Mr. Anderson’s employment agreement dictates the payments Mr. Anderson will receive if a change-in-control occurs. Upon the occurrence of a change-in-control, we will pay Mr. Anderson a retention payment equal to his salary and bonus for the year in which the change-in-control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change-in-control. If a change-in-control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Anderson following termination of employment.

The following events would constitute a change-in-control requiring a retention payment:

•	any person or group, other than a group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, 35% or more of the total voting power of CryoLife stock;

•

a majority of the members of CryoLife’s Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election; or

•

Any person or group, but excluding any group of which Mr. Anderson is a member, acquires, over a period of 12 months or less, assets from CryoLife having a value equal to at least 40% of the total gross fair market value of all of CryoLife’s assets immediately prior to such acquisition; however, it will not be a change-in-control if the assets are transferred to a CryoLife stockholder in return for CryoLife stock, or if the assets are transferred to an entity which is at least 50% owned by CryoLife or to a person or group that owns at least 50% of the total voting power of our stock.

Death

Mr. Anderson’s employment agreement terminates automatically upon Mr. Anderson’s death. We will continue to provide major medical benefits to his wife, Ann B. Anderson, for the duration of her life, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Anderson’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Anderson in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Anderson receives the notice unless he returns to full-time work. If we terminate Mr. Anderson’s employment because of disability, we will pay a severance payment equal to $1,985,000. We will continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Termination for Cause

If we determine that Mr. Anderson has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Anderson has not substantially performed his duties. We may also terminate Mr. Anderson’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially injured CryoLife. If we terminate Mr. Anderson for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Anderson for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Anderson can terminate his employment for good reason if any of the following events occur during the term of the agreement:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of his position or duties, unless the action was inadvertent and was promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Anderson for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Anderson terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Retirement

Mr. Anderson may voluntarily terminate his employment at any time for reason of retirement. The agreement defines retirement as cessation by Mr. Anderson of full-time employment of any kind. Upon retirement, we will pay Mr. Anderson a severance payment equal to $1,985,000. We will also continue to provide major medical benefits to Mr. Anderson and his wife, Ann B. Anderson, for the duration of their lives, provided that our cost is limited to $25,000 per year, as increased by the Consumer Price Index using September 1, 2005 as the base date.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Mr. Anderson is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•

we will delay payment of the severance payment until six months after Mr. Anderson’s termination if necessary to prevent Mr. Anderson from having to pay additional tax under Section 409A of the Internal Revenue Code; provided that when payments begin, the first payment will be equal to the total amount of those payments that have been delayed.

•

we will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change-in-control or within six months before the change-in-control if Section 409A allows us to make such a payment without Mr. Anderson having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. Upon employment termination, we will also pay Mr. Anderson at a rate per day equal to Mr. Anderson’s base salary then in effect divided by 260 for all accumulated vacation days that he has not taken.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Anderson or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Anderson to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance, separation and similar payments to Mr. Anderson to a maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit; however, Mr. Anderson’s agreement provides that as soon as practicable following November 3, 2009, CryoLife agrees to amend Mr. Anderson’s agreement as well as CryoLife’s Bylaws to remove the three times salary and bonus cap on severance, separation and/or similar payments. CryoLife does not deem a retention payment made in connection with a change-in-control to be a severance, separation and/or similar payment for purposes of this limitation.

Mr. Anderson’s non-compete and non-solicitation agreements are described at “Employment Agreements” starting on page 29, above.

D. Ashley Lee, Executive Vice President, Chief Operating Officer and Chief Financial Officer (1)

Executive Benefits and Payments Upon Termination
	Voluntary Retirement		Good Reason		Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change-in- Control Without Regard to Termination		Certain Termination Events Following a Change-in- Control
Cash Compensation	—		$674,120	(2)	$674,120	(2)	—		—		—		$674,120	(2)	$1,348,240	(3)
Accelerated Stock Options	—		—		$584,000	(4)	—		—		—		$726,820	(5)	$726,820	(5)
Vested Stock Options	$201,130	(7)	$201,130	(7)	$201,130	(7)	$201,130	(7)	$201,130	(7)	$201,130	(7)	$201,130	(7)	$201,130	(7)
Accelerated Restricted Stock	—		—		—		—		—		—		$208,688	(8)	$208,688	(8)
280G Tax Gross-up	—		—		—		—		—		—		—		$672,064	(6)
Total:	$201,130		$875,250		$1,459,250		$201,130		$201,130		$201,130		$1,810,758		$3,156,942

(1)	This table assumes all termination and change-in-control events occurred as of December 31, 2007.
(2)	Amount shown is equal to one times the sum of Mr. Lee’s 2007 salary and his bonus for 2006 which was paid in February 2007, including both the cash and stock portions of the bonus. If the termination or change-in-control had occurred on or after February 19, 2008, the date on which the Compensation Committee approved payment of bonuses for 2007, the amount shown would have been $681,411, which is equal to one times the sum of Mr. Lee’s 2008 salary and his bonus for 2007 which was approved on February 19, 2008.
(3)

The amount shown is equal to two times the sum of Mr. Lee’s 2007 salary and his bonus for 2006 which was paid in February 2007, including both the cash and stock portions of the bonus. This amount assumes that following a change-in-control Mr. Lee terminated his employment for good reason, or we terminated him without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change-in-control. If the termination or change-in-control had occurred on or after February 19, 2008, the date on which the Compensation Committee approved payment of bonuses for 2007, the amount shown would have been $1,362,822, which is equal to two times the sum of Mr. Lee’s 2008 salary and his bonus which was approved on February 19, 2008.

(4)	With respect to the options to purchase 250,000 shares granted pursuant to the Amendment to Mr. Lee’s Employment Agreement dated May 4, 2006, the option agreement provides that the exercisability of options granted under that agreement accelerates upon termination of Mr. Lee’s employment other than for cause, death or disability. Options to purchase 200,000 shares related to this grant were not vested at December 31, 2007. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(5)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change-in-control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change-in-control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(6)	The amount shown represents the estimated amount to be paid to reimburse Mr. Lee for excise taxes arising as a result of the payments disclosed in this table.
(7)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(8)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change-in-control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.

Change-in-Control

The following events would constitute a change-in-control requiring a retention payment:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the stockholders of CryoLife immediately before the merger or consolidation or the stockholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the Board as of September 5, 2005 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on September 5, 2005 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Mr. Lee’s employment agreement terminates automatically upon Mr. Lee’s death. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Lee’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Lee in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Lee receives the notice unless he returns to full-time work. If we terminate Mr. Lee’s employment because of disability, we will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Mr. Lee has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Lee has not substantially performed his duties. We may also terminate Mr. Lee’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Mr. Lee for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Lee for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Lee can terminate his employment for good reason if any of the following events occur during the term of the agreement:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Mr. Lee’s position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Lee for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Lee terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Lee a severance payment equal to one times his salary and bonus for the year in which the termination occurred.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 12 equal monthly installments starting 30 days after Mr. Lee is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•	we will begin to pay the severance payment six months after Mr. Lee’s termination if necessary to prevent Mr. Lee from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

we will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change-in-control or within six months before the change-in-control if Section 409A allows us to make such a payment without Mr. Lee having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. For purposes of the severance payment, the term bonus includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Lee or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Lee to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Mr. Lee to the maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Mr. Lee’s non-compete and non-solicitation agreements are described at “Employment Agreements” starting on page 29, above.

Gerald B. Seery, Senior Vice President, Sales and Marketing (1)

Executive Benefits and Payments Upon Termination
	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Change-in- Control Without Regard to Termination		Certain Termination Events Following a Change-in- Control
Cash Compensation	—		$396,244	(2)	—		—		—		$396,244	(2)	$792,488	(3)
Accelerated Stock Options	—		—		—		—		—		$255,180	(4)	$255,180	(4)
Vested Stock Options	$97,290	(5)	$97,290	(5)	$97,290	(5)	$97,290	(5)	$97,290	(5)	$97,290	(5)	$97,290	(5)
Accelerated Restricted Stock	—		—		—		—		—		$69,563	(6)	$69,563	(6)
Total:	$97,290		$493,534		$97,290		$97,290		$97,290		$818,277		$1,214,521

(1)	This table assumes all termination and change-in-control events occurred as of December 31, 2007.
(2)	The amount shown is equal to one times the sum of Mr. Seery’s 2007 salary, his 2006 quarterly commission plan bonus and his bonus for 2006 which was paid in February 2007. If the termination or change-in-control had occurred on or after February 19, 2008, the date on which the Compensation Committee approved the payment of bonuses for 2007, the amount shown would have been $431,351, which is equal to one times the sum of Mr. Seery’s 2008 salary and his bonus which was approved on February 19, 2008.
(3)	The amount shown is equal to two times the sum of Mr. Seery’s 2007 salary, the 2006 quarterly commission plan bonus and his bonus for 2006 which was paid in February 2007. This amount assumes that following a change-in-control Mr. Seery terminated his employment for good reason, or we terminated him without cause. Mr. Seery would also receive the amount shown if we terminated his employment without cause at any time within the 12 months prior to the change-in-control. If the termination or change-in-control had occurred on or after February 19, 2008, the date on which the Compensation Committee approved payment of bonuses for 2007, the amount to be paid to him pursuant to his employment agreement would have been $862,702, which is equal to two times the sum of Mr. Seery’s 2008 salary and his bonus which was approved on February 19, 2008.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change-in-control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change-in-control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(5)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(6)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change-in-control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.

Change-in-Control

Mr. Seery’s employment agreement dictates the payments Mr. Seery will receive if a change-in-control occurs. Within three months following a change-in-control, we will pay Mr. Seery a retention payment equal to his salary and bonus for the year in which the change-in-control occurs, provided that he either remains employed by us at that time, or if he is not so employed, that we terminated him without cause within 12 months before the change-in-control. If a change-in-control occurs before we award the bonus for that year, then we will base the bonus component on the previous year’s bonus. The bonus for these purposes includes any cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. We will pay the retention payment in addition to any termination payments that may be due to Mr. Seery following termination of employment.

The following events would constitute a change-in-control requiring a retention payment:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the stockholders of CryoLife immediately before the merger or consolidation or the stockholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the Board as of November 1, 2005 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on November 1, 2005 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Mr. Seery’s employment agreement terminates automatically upon Mr. Seery’s death. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Seery’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Seery in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Seery receives the notice unless he returns to full-time work. If we terminate Mr. Seery’s employment because of disability, we will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Mr. Seery has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Seery has not substantially performed his duties. We may also terminate Mr. Seery’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Mr. Seery for cause, we will not have to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Mr. Seery for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Seery can terminate his employment for good reason if any of the following events occur during the term of his agreement:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Mr. Seery’s position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Seery for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Seery terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Seery a severance payment equal to one times his salary and bonus for the year in which the termination occurred.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 12 equal monthly installments starting 30 days after Mr. Seery is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•	we will begin to pay the severance payment six months after Mr. Seery’s termination if necessary to prevent Mr. Seery from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

we will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change-in-control or within six months before the change-in-control if Section 409A allows us to make such a payment without Mr. Seery having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. For purposes of the severance payment, the term bonus includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Seery or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Seery to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Mr. Seery to the maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Mr. Seery’s non-compete and non-solicitation agreements are described at “Employment Agreements” starting on page 29, above.

Albert E. Heacox, Ph.D., Senior Vice President, Research and Development (1)

Executive Benefits and Payments Upon Termination
	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Termination Without Cause Within the 6 Months Preceding a Change-in- Control		Good Reason or Involuntary Not for Cause Termination Following a Change-in- Control
Cash Compensation	—		$432,243	(2)	—		—		—		$864,486	(3)	$864,486	(3)
Accelerated Stock Options	—		—		—		—		—		—		$177,960	(4)
Vested Stock Options	$92,493	(5)	$92,493	(5)	$92,493	(5)	$92,493	(5)	$92,493	(5)	$92,493	(5)	$92,493	(5)
Accelerated Restricted Stock	—		—		—		—		—		$69,563	(6)	$69,563	(6)
280G Tax Gross-up	—		—		—		—		—		—		$172,089	(7)
Total:	$92,493		$524,736		$92,493		$92,493		$92,493		$1,026,542		$1,376,591

(1)	This table assumes all termination and change-in-control events occurred as of December 31, 2007.
(2)	The amount shown is equal to one times the sum of Dr. Heacox’s 2007 salary and his bonus for 2006 which was paid in February 2007. If the termination had occurred on or after February 19, 2008, the date on which the Compensation Committee approved payment of bonuses for 2007, the amount shown would have been $454,398, which is equal to one times the sum of Dr. Heacox’s 2008 salary and his bonus which was approved on February 19, 2008.
(3)	The amount shown is equal to two times the sum of Dr. Heacox’s 2007 salary and his bonus for 2006 which was paid in February 2007. If the termination had occurred on or after February 19, 2008, the date on which the Compensation Committee approved the payment of bonuses for 2007, the bonus calculation would have been $908,796, which is equal to two times the sum of Dr. Heacox’s 2008 salary and his bonus which was approved on February 19, 2008.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change-in-control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change-in-control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.

(5)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(6)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change-in-control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(7)	The amount shown represents the estimated amount to be paid to reimburse Dr. Heacox for excise taxes arising as a result of the payments disclosed in this table. The actual 280G tax gross-up amount is $368,616, which has been reduced to $172,089 because his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to an amount equal to his annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits.

Change-in-Control

The following events would constitute a change-in-control under the agreement and could result in an increased severance payment upon termination as discussed above:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the stockholders of CryoLife immediately before the merger or consolidation or the stockholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the Board as of May 4, 2006 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on May 4, 2006 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Dr. Heacox’s employment agreement terminates automatically upon Dr. Heacox’s death. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Dr. Heacox’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Dr. Heacox in writing that we intend to terminate his employment. The termination will become effective 30 days after Dr. Heacox receives the notice unless he returns to full-time work. If we terminate Dr. Heacox’s employment because of disability, we will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Dr. Heacox has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Dr. Heacox has not substantially performed his duties. We may also terminate Dr. Heacox’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Dr. Heacox for cause, we will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of his termination.

Termination by Dr. Heacox for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Dr. Heacox can terminate his employment for good reason if any of the following events occur during the term of his agreement

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Dr. Heacox’ position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Dr. Heacox for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Dr. Heacox terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Dr. Heacox a severance payment equal to one times his salary and bonus for the year in which the termination occurred. However, if a change-in-control has occurred, as discussed below, and if Dr. Heacox has remained employed at that time or if he was terminated without cause within the 6 months preceding the change-in-control, we will pay an increased severance payment equal to two times Dr. Heacox’ salary and bonus for the year in which the termination occurs.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Dr. Heacox is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•

we will begin to pay the severance payment six months after Dr. Heacox’s termination if necessary to prevent Dr. Heacox from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

we will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change-in-control or within six months before the change-in-control occurs if Section 409A allows us to make such a payment without Dr. Heacox having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. For these purposes, the term bonus includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Dr. Heacox or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Dr. Heacox to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Dr. Heacox to the maximum of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Dr. Heacox’s non-compete and non-solicitation agreements are described at “Employment Agreements” starting on page 29, above.

David M. Fronk, Vice President, Regulatory Affairs and Quality Assurance (1)

Executive Benefits and Payments Upon Termination
	Voluntary Retirement		Good Reason or Involuntary Not for Cause Termination		For Cause Termination		Death		Disability		Termination Without Cause Within the 6 Months Preceding a Change-in- Control		Good Reason or Involuntary Not for Cause Termination Following a Change-in- Control
Cash Compensation	—		$375,025	(2)	—		—		—		$750,050	(3)	$750,050	(3)

Accelerated Stock Options	—		—		—		—		—		—		$152,842	(4)

Vested Stock Options	$83,148	(5)	$83,148	(5)	$83,148	(5)	$83,148	(5)	$83,148	(5)	$83,148	(5)	$83,148	(5)

Accelerated Restricted Stock	—		—		—		—		—		$59,625	(6)	$59,625	(6)

280G Tax Gross-up	—		—		—		—		—		—		$119,939	(7)

Total:	$83,148		$458,173		$83,148		$83,148		$83,148		$892,823		$1,165,604

(1)	This table assumes all termination events occurred as of December 31, 2007.
(2)	The amount shown is equal to one times the sum of Mr. Fronk’s 2007 salary and his bonus for 2006 which was paid in February 2007. If the termination had occurred on or after February 19, 2008, the date on which the Compensation Committee approved payment of bonuses for 2007, the amount shown would have been $395,052, which is equal to one times the sum of Mr. Fronk’s 2008 salary and his bonus which was approved on February 19, 2008.
(3)	The amount shown is equal to two times the sum of Mr. Fronk’s 2007 salary and his bonus for 2006 which was paid in February 2007. If the termination had occurred on or after February 19, 2008, the date on which the Compensation Committee approved the payment of bonuses for 2007, the bonus calculation would have been $790,104, which is equal to two times the sum of Mr. Fronk’s 2008 salary and his bonus which was approved on February 19, 2008.
(4)	The 2002 Stock Incentive Plan and the 2004 Employee Stock Incentive Plan provide that the exercisability of outstanding options accelerates upon a change-in-control. The 1998 Long-Term Incentive Plan provides that the exercisability of outstanding options accelerates upon a change-in-control if the Compensation Committee does not determine otherwise. The value of the accelerated options is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(5)	The value of the stock options that were already vested prior to the termination event is calculated as the difference between the exercise price of the options and the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(6)	We have issued all outstanding shares of restricted stock under the 2004 Employee Stock Incentive Plan. The 2004 Employee Stock Incentive Plan provides that all shares of restricted stock become fully vested upon a change-in-control. The accelerated restricted stock is valued at the closing price of our common stock on the NYSE on December 31, 2007 of $7.95.
(8)	The amount shown represents the estimated amount to be paid to reimburse Mr. Fronk for excise taxes arising as a result of the payments disclosed in this table. The actual 280G tax gross-up amount is $315,829, which has been reduced to $119,939 because his employment agreement and CryoLife’s bylaws provide that total severance, separation and similar payments are limited to an amount equal to his annual salary over the three years ended prior to the termination or other determinative event, including bonuses and guaranteed benefits.

Change-in-Control

The following events would constitute a change-in-control under the agreement and could result in an increased severance payment upon termination as discussed above:

•	any person, including a syndicate or group, becomes the beneficial owner of 20% or more of CryoLife’s voting securities;

•

CryoLife merges or consolidates with another corporation and as a result less than 60% of the outstanding voting securities of the resulting or surviving entity are owned by either the stockholders of CryoLife immediately before the merger or consolidation or the stockholders of CryoLife entitled to vote on the merger or consolidation as of the relevant record date;

•

any individuals who were on the Board as of May 4, 2006 and any new director whose appointment was approved by a vote of at least two-thirds of the directors who either were directors on May 4, 2006 or whose appointment was previously so approved cease for any reason to constitute a majority of directors; or

•	CryoLife transfers substantially all of its assets to another corporation that is a less than 60% owned subsidiary of CryoLife.

Death

Mr. Fronk’s employment agreement terminates automatically upon Mr. Fronk’s death. We will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of death.

Disability

Mr. Fronk’s employment agreement defines disability as absence from duties for 180 consecutive days as a result of incapacity due to mental or physical illness. If such a disability occurs, we may notify Mr. Fronk in writing that we intend to terminate his employment. The termination will become effective 30 days after Mr. Fronk receives the notice unless he returns to full-time work. If we terminate Mr. Fronk’s employment because of disability, we will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination for Cause

If we determine that Mr. Fronk has willfully and continually failed to substantially perform his duties, other than due to disability as discussed above, we may terminate his employment for cause after first delivering a written demand for substantial performance. The written demand will specifically identify why we believe Mr. Fronk has not substantially performed his duties. We may also terminate Mr. Fronk’s employment for cause if he willfully engages in illegal conduct or gross misconduct which we can demonstrate materially and demonstrably injured CryoLife. If we terminate Mr. Fronk for cause, we will not be required to make any other payments except for payments we owe under any obligations which accrued through the date of termination.

Termination by Mr. Fronk for Good Reason or by CryoLife for any Reason other than Cause, Death or Disability

Mr. Fronk can terminate his employment for good reason if any of the following events occur during the term of his agreement:

•	he is assigned duties inconsistent with his current position or duties;

•	CryoLife takes any other action resulting in diminution of Mr. Fronk’s position or duties, unless the action is inadvertent and is promptly remedied;

•	CryoLife fails to pay the base salary, bonus or all reasonable expenses under the agreement;

•	CryoLife threatens to terminate Mr. Fronk for reasons other than for cause, death or disability; or

•	CryoLife fails to require any successor to all or substantially all of the business of CryoLife to honor the agreement.

If Mr. Fronk terminates his employment for good reason or if we terminate him for any reason other than for cause, death or disability, we will pay Mr. Fronk a severance payment equal to one times his salary and bonus for the year in which the termination occurred. However, if a change-in-control has occurred, as discussed below, and if Mr. Fronk has remained employed at that time or if he was terminated without cause within the six months preceding the change-in-control, we will pay an increased severance payment equal to two times Mr. Fronk’s salary and bonus for the year in which the termination occurs.

Severance Payment Procedure

The employment agreement provides that generally we will pay any severance payment due in cash in 24 equal monthly installments starting 30 days after Mr. Fronk is terminated. The employment agreement discusses circumstances that would lead us to pay a severance payment on a different schedule:

•	we will begin to pay the severance payment six months after Mr. Fronk’s termination if necessary to prevent Mr. Fronk from having to pay additional tax under Section 409A of the Internal Revenue Code.

•

we will pay the severance payment in an immediate lump sum if the termination takes place on the date of or after a change-in-control or within six months before the change-in-control occurs if Section 409A allows us to make such a payment without Mr. Fronk having to pay additional tax.

We will subject any severance payment to normal payroll tax withholding. If the termination occurs before we award a bonus for that year, then we will base the bonus compensation component of the severance payment on the prior year’s bonus. For these purposes, the term bonus includes cash bonus payments and the present value of non-cash bonuses, such as options or restricted stock.

Tax Gross-Up Payment

We will pay a tax gross-up payment if an excise tax arises under Sections 280G and 4999 of the Internal Revenue Code as a result of any benefit, payment or distribution that we make to Mr. Fronk or for his benefit. This payment will equal the amount needed to cause the amount of the total after-tax compensation and benefits received by Mr. Fronk to equal the aggregate after-tax compensation and benefits he would have received if these Code sections had not been enacted.

Limitation on Termination Payments

Notwithstanding the foregoing, the agreement limits all severance and similar payments to Mr. Fronk to the equivalent of three years of salary, including bonuses and guaranteed benefits. If necessary, we will reduce any gross-up payment to comply with this limit.

Mr. Fronk’s non-compete and non-solicitation agreements are described at “Employment Agreements” starting on page 29, above.

FISCAL 2007

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2007 for each person who was a member of our Board of Directors in 2007, other than Steven G. Anderson:

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)		Option Awards ($) (11) (d)	Total ($) (h)
Thomas F. Ackerman	$45,000	(1)	$61,309	(9)	—	$106,309
James S. Benson	$43,333	(2)	$61,309	(9)	—	$104,642
Daniel J. Bevevino	$40,000	(3)	$61,309	(9)	—	$101,309
John M. Cook	$48,333	(4)	$61,309	(9)	—	$109,642
Ronald C. Elkins, M.D.	$46,667	(5)	$61,309	(9)	—	$107,976
Virginia C. Lacy	$13,333	(6)	$7,154	(9)(10)	—	$20,487
Ronald D. McCall, Esq.	$55,000	(7)	$70,401	(9)	—	$125,401
Bruce J. Van Dyne, M.D.	$15,000	(8)	$8,072	(9)(10)	—	$23,072

(1)	The amount shown represents annual retainer of $40,000 and $5,000 in chairman’s fees for Mr. Ackerman’s service as Chairman of the Nominating and Corporate Governance Committee.
(2)	The amount shown represents annual retainer of $40,000 and $3,333 in prorated chairman’s fees for Mr. Benson’s service as Chairman of the Regulatory Affairs and Quality Assurance Policy committee from May 2, 2007 to December 31, 2007.
(3)	The amount shown represents annual retainer of $40,000.
(4)	The amount shown represents annual retainer of $40,000 and $8,333 in chairman’s fees for Mr. Cook’s service as Chairman of the Audit committee.
(5)	The amount shown represents annual retainer of $40,000 and $6,667 in chairman’s fees for Dr. Elkins’ service as Chairman of the Compensation Committee.
(6)	The amount shown represents the prorated portion of the directors’ annual retainer of $40,000 for Ms. Lacy’s service as a director from January 1, 2007 to May 2, 2007. Ms. Lacy did not stand for reelection at the 2007 Annual Meeting of Stockholders.
(7)	The amount shown represents annual retainer of $40,000 as well as an additional $15,000, representing the cash portion of the presiding director fee during 2007. At its May 2, 2007 meeting, the Board determined that the presiding director fee of $25,000 will be paid $10,000 in cash and $15,000 in restricted stock that vests 12 months after the date of issuance. During the first four months of 2007, however, before the Board instituted this new policy, the company had been paying the entire $25,000 presiding director fee in cash, on a prorated monthly basis. As a result, CryoLife paid Mr. McCall $8,333 for service as presiding director during the first four months the year and $6,668 for the remaining eight months of the year, for a total of $15,000.
(8)	The amount shown represents the prorated portion of the directors’ annual retainer of $40,000 for Dr. Van Dyne’s service as a director from January 1, 2007 to May 2, 2007 and prorated chairman’s fees for Dr. Van Dyne’s service as chairman of the Regulatory Affairs and Quality Assurance Policy Committee from January 1, 2007 to May 2, 2007. Dr. Van Dyne did not stand for reelection at the 2007 Annual Meeting of Stockholders.
(9)	The amount shown represents the portion of the SFAS 123(R) fair value recognized in 2007 with respect to the grants of restricted shares to these CryoLife Directors in 2006 and 2007. Each Director then in office received a grant of 6,250 restricted shares of CryoLife stock on May 9, 2007, each with a SFAS 123(R) fair value on the grant date of $13.21. These shares were granted under the 2002 Stock Incentive Plan and vest in full on the first anniversary of the date of issuance. Any unvested portion of the award will be forfeited if the Director ceases to serve as a director of the company for any reason. Mr. McCall also received 1,063 restricted shares on May 23, 2007, with a SFAS 123(R) fair value on the grant date of $14.10, as the stock portion of the presiding director fee during 2007. The Directors do not hold any additional unvested stock awards.
(10)	In connection with Ms. Lacy’s and Dr. Van Dyne’s retirement from the Board, and in light of their service to CryoLife, on February 14, 2007 the Committee recommended and the Board approved the acceleration of the unvested portion of the 2,500 shares of restricted stock that Ms. Lacy and Dr. Van Dyne received in August 2006, effective the day prior to the 2007 Annual Meeting of Stockholders, provided that they remained in office on that date. Ms. Lacy and Dr. Van Dyne remained in office until that date, and as a result 100% of their 834 remaining restricted shares became fully vested on May 1, 2007. The amount shown includes the portion of the SFAS 123(R) fair value recognized in 2007 as a result of the acceleration of the vesting of these shares of restricted stock.
(11)	Non-employee Directors did not receive any option awards in 2007 and there was no SFAS 123(R) charge in 2007 with respect to any grants from prior years. As of December 31, 2007, each Director then in office had the following number of options outstanding: Thomas F. Ackerman: 30,000; James S. Benson: 20,000; Daniel J. Bevevino: 30,000; John M. Cook: 30,000; Ronald C. Elkins, M.D.: 0; Ronald D. McCall, Esq.: 50,625. Ms. Lacy and Dr. Van Dyne did not stand for reelection at the 2007 annual meeting of stockholders.

Steven G. Anderson, Chairman of the Board, received no compensation other than his executive officer compensation discussed at “Executive Compensation” starting on page 14.

Elements of Non-Employee Director Compensation

Annual Retainer and Committee Chair Fees

Each of the non-employee Directors of the Board of Directors of CryoLife receives an annual cash retainer of $40,000. Beginning in May 2007, the Audit Committee Chairman receives an additional $10,000 chairman’s fee, the Compensation Committee Chairman receives an additional $7,500 chairman’s fee, and the Chairmen of the Nominating and Corporate Governance Committee and Regulatory Affairs and Quality Assurance Policy Committee each receive an additional $5,000 chairman’s fee. Prior to May 2007, each committee chairman received an additional $5,000 chairman’s fee. CryoLife pays all of these fees in cash, on a monthly basis. Beginning in May 2007, the Presiding Director also receives an additional $25,000 retainer, with $10,000 paid in cash on a monthly basis and $15,000 paid in restricted stock that vests 12 months after the date of issuance. Prior to May 2007, this fee was paid entirely in cash.

Restricted Stock Grants

        As part of the settlement of stockholder derivative litigation in the third quarter of 2005, CryoLife and its management agreed to several changes in corporate governance, including the requirement that at least 50% of Directors’ annual fees be paid in CryoLife stock through at least September 30, 2009, computed as including the fair value of stock grants, the aggregate amount to be expensed in the case of option grants and amounts paid in cash to cover taxes on stock grants.

In May 2007, the Compensation Committee recommended, and the Board approved, the termination of the 2004 Non-Employee Directors Stock Option Plan, and the Compensation Committee determined that the annual equity portion of Non-Employee Director compensation would be paid in the form of an annual grant of 6,250 shares of restricted stock. These shares are to be issued each year following the annual meeting of stockholders and vest on the first anniversary of issuance. The size and terms of the grant are subject to annual reevaluation by the Compensation Committee. If a Director ceases to serve as a Director for any reason, he or she will forfeit any unvested portion of the award. The Committee granted these awards in 2007 under the 2002 Stock Incentive Plan. The Compensation Committee has recommended, and the Board has approved, the 2008 Non-Employee Directors Omnibus Stock Plan, which is being presented for stockholder approval at the 2008 Annual Meeting. See “Approval of the CryoLife, Inc. 2008 Non-Employee Directors Stock Omnibus Plan” at page 60. If this plan is approved, the Compensation Committee and the Board expect that future equity grants to Non-Employee Directors will be made pursuant to it.

Compensation Committee Interlocks and Insider Participation

The following three Directors served on the Compensation Committee of CryoLife’s Board of Directors for all of fiscal 2007: Mr. Ackerman, Mr. Cook and Dr. Elkins. No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers currently serve, or served during fiscal 2007, as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2007, as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

In 2007, CryoLife was invoiced $158,362 by Charles River Laboratories International, Inc. for supplies for clinical trials purchased from Charles River Laboratories during 2007. In 2008, CryoLife has paid less than $1,000 for 2008 invoices to Charles River Laboratories through March 4, 2008, for supplies and clinical trials purchased from Charles River Laboratories in 2008, and CryoLife anticipates that this relationship will continue for the foreseeable future. The prices paid in 2007 and 2008 were determined through arm’s length negotiations. Mr. Ackerman is an Executive Vice President and Chief Financial Officer of Charles River Laboratories International, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that CryoLife’s executive officers, Directors, and persons who beneficially own more than 10% of CryoLife’s stock file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2007, except as discussed below, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with. With respect to Dr. Elkins, one Section 16(a) report on Form 4 was inadvertently filed late, resulting in three sale transactions not being reported on a timely basis.

Certain Transactions

CryoLife employs Mr. Anderson’s son, Bruce G. Anderson, age 41, as Senior Director of U.S. Sales and Marketing. He has held various positions within CryoLife since 1994. His compensation during 2007, including commissions, was approximately $245,739. For 2008, his base salary is approximately $150,800 and his commission rate is 0.25% of the revenues from BioGlue and 1.5% of the revenues from CardioWrap. Bruce G. Anderson participates in CryoLife’s employee benefit plans on the same basis as all other employees, including CryoLife’s stock option plans and the CryoLife 401K Plan. On January 19, 2007, Bruce G. Anderson was granted stock options to purchase 1,500 shares of CryoLife common stock at an exercise price of $7.875 per share. The stock options vest over a period of 66 months at a rate of 20% per year and had a SFAS 123(R) value of $5,850.

CERTAIN BENEFICIAL OWNERSHIP

The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on March 19, 2008, based on information available to us, together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by the named executive officers and by all current Directors and Director nominees and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after March 19, 2008 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To CryoLife’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

Beneficial Owner	Number of Shares of CryoLife Common Stock Beneficially Owned	Percentage of Outstanding Shares of CryoLife Common Stock
Steven G. Anderson	1,766,828(1)	6.3%
David M. Fronk	66,125(2)	*
Albert E. Heacox, Ph.D.	131,233(3)	*
D. Ashley Lee	248,916(4)	*
Gerald B. Seery	88,435(5)	*
O.S.S. Capital Management, L.P.	2,413,585(6)	8.7%
All current Directors, Director Nominees and Executive Officers as a group (13 persons)	2,817,022(7)	9.9%

*	Ownership represents less than 1% of outstanding CryoLife common stock.
(1)	This amount includes 107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson’s spouse, as well as 71,671 shares held in a grantor-retained annuity trust. Also includes 288,600 shares held in a grantor-retained annuity trust, of which Mr. Anderson’s spouse is the trustee. This amount also includes 239,224 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 21,250 shares of unvested restricted stock subject to forfeiture that Mr. Anderson holds as of March 19, 2008. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.
(2)	This amount includes 26,436 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 5,000 shares of unvested restricted stock subject to forfeiture that Mr. Fronk holds as of March 19, 2008.
(3)	This amount includes 36,800 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 45,000 shares owned by Dr. Heacox’s spouse as trustee of a living trust, 5,346 shares owned by Dr. Heacox as trustee of a living trust. This amount also includes 7,500 shares of unvested restricted stock subject to forfeiture which Dr. Heacox holds as of March 19, 2008.
(4)	This amount includes 138,700 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 1,500 shares held by Mr. Lee’s minor children. This amount also includes 12,500 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of March 19, 2008.
(5)	This amount includes 69,100 shares subject to options that are either presently exercisable or will become exercisable within 60 days after March 19, 2008. This amount also includes 7,500 shares of unvested restricted stock subject to forfeiture which Mr. Seery holds as of March 19, 2008.
(6)	This information is based in part on Schedule 13G filed on February 14, 2008 by Oscar S. Schafer & Partners I LP, a Delaware limited partnership (“OSS I”); Oscar S. Schafer & Partners II LP, a Delaware limited partnership (“OSS II”, and together with OSS I, the “Partnerships”); O.S.S. Advisors LLC, a Delaware limited liability company (the “General Partner”), which serves as the general partner of each of the Partnerships; O.S.S. Overseas Fund Ltd., a Cayman Islands exempted company (“OSS Overseas”); O.S.S. Capital Management LP, a Delaware limited partnership (the “Investment Manager”), which serves as investment manager, and management company, to OSS Overseas and the Partnerships, respectively, and has investment discretion with respect to shares of Common Stock directly owned by OSS Overseas and Partnerships; Schafer Brothers LLC, a Delaware limited liability company (the “SB LLC”), which serves as the general partner to the Investment Manager; Mr. Oscar S. Schafer, who serves as the senior managing member of the General Partner and of SB LLC; and Mr. Andrew Goffe, who serves as the managing member of the General Partner and of SB LLC. The address for all of these stockholders (or the investment adviser), except OSS Overseas, is c/o 598 Madison Avenue, New York, NY 10022. OSS Overseas’ address is Walkers SPV Limited, Mary Street, George Town Grand Cayman, KY1-9002, Cayman Islands, British West Indies.
(7)	This amount includes:
•	670,285 shares subject to options, that are presently exercisable or will become exercisable within 60 days after March 19, 2008;
•	410,617 shares held as trustees by an executive officer and/or his spouse.
•	19,500 shares held by CT Investments, LLC, which is controlled by Mr. Cook.;
•	123,924 shares held of record by the spouses of executive officers and Directors;
•	1,500 shares held of record by the children of executive officers.
•	97,313 shares of unvested restricted common stock subject to forfeiture that all current Directors and Executive Officers as a group hold as of March 19, 2008.

APPROVAL OF THE CRYOLIFE, INC. 2008 NON-EMPLOYEE DIRECTORS OMNIBUS STOCK PLAN

Background

On February 20, 2008, the Board of Directors, upon the recommendation of the Compensation Committee and subject to approval of the stockholders, adopted the CryoLife, Inc. 2008 Non-Employee Directors Omnibus Stock Plan (the “Plan”). The Plan supersedes the company’s 2004 Non-Employee Directors Stock Option Plan, which was terminated on May 2, 2007. Options granted under the 2004 Non-Employee Directors Stock Option Plan shall continue to be subject to the provisions thereof and shall continue to be exercisable and may be exercised according to their terms.

Purpose and Eligibility

The Plan is established to attract, retain and compensate for service as members of the Board of Directors highly qualified individuals who are not current employees of CryoLife and to enable them to increase their ownership in CryoLife’s common stock. The Plan will allow these Directors to have a greater personal financial stake in CryoLife through the ownership of CryoLife’s common stock, in addition to underscoring their common interest with stockholders in increasing the value of CryoLife over the longer term. All members of CryoLife’s Board of Directors who are not current employees of CryoLife or any of its subsidiaries are eligible to participate in the Plan.

Shares Reserved for the Plan

The Plan provides for the grant of stock options (“Stock Options”), restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units”) and dividend equivalents. An aggregate maximum of 300,000 shares of the company’s common stock may be issued under the Plan, which may be authorized but unissued shares, treasury shares, or shares purchased on the open market or privately. Of this total, up to 300,000 shares may be issued pursuant to Stock Options, and up to 300,000 shares may be issued pursuant to Restricted Stock Awards and Restricted Stock Unit Awards. The number of shares covered by the Plan is subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of CryoLife. Any such adjustment will be made only if adjustments are made to awards under CryoLife’s incentive plans for management then in effect.

To the extent any shares of common stock covered by a Stock Option, Restricted Stock Award or Restricted Stock Unit Award are forfeited or are not delivered to a grantee because the Award is forfeited or cancelled, or the shares of common stock are not delivered because they are used to satisfy any applicable tax withholding obligation, such shares will be available for future grants.

Administration of the Plan

The Plan is administered by the Board, which may delegate its authority to the non-employee directors, or to any two or more thereof. The Board has authority to terminate or amend the Plan; however, without stockholder approval, the Board may not increase the number of shares that may be issued under the Plan (except as provided in the Plan), modify the method by which Stock Option exercise prices are determined or reprice any Stock Options. The Board also may not make any amendment which would revoke or alter in a manner unfavorable to the grantees any Stock Options, Restricted Stock or Restricted Stock Units then outstanding.

Stock Options

Under the Plan, the Board may grant Stock Options in its discretion to non-employee directors. Except as discussed below, the Board may impose whatever terms or restrictions it deems appropriate in connection with any grant of Stock Options. The exercise price per share may not be less than the last closing price of CryoLife’s common stock on the NYSE on the first business day prior to the grant date of the Stock Option. Subject to the provisions of the Plan, a Stock Option will be exercisable in accordance with such terms and conditions and during such periods as the Board may establish; however, no Stock Option may be exercised more than seven years after its grant date and no Stock Option may vest in excess of 1/3 of the number of shares subject to the Stock Option per year for the first three years after the grant date.

Upon exercise of the Stock Option, the exercise price for the purchased shares will be paid at the time of the exercise. The Board may permit a grantee of a Stock Option to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of CryoLife common stock acquired upon exercise of the Stock Option and remit to the company a sufficient portion of the sale proceeds to pay the entire exercise price resulting from such exercise. The exercise price may be paid in cash or by tendering shares of CryoLife common stock acceptable to the Board and valued at fair market value on the date of exercise.

The grantee of a Stock Option may transfer the Stock Option for no consideration to or for the benefit of the grantee’s immediate family, as defined in the plan. Otherwise, Stock Options are not transferable other than by will or the laws of descent and distribution.

Restricted Stock and Restricted Stock Units

The Board may grant shares of Restricted Stock and/or Restricted Stock Units to participants in such amounts and upon such terms and conditions as the Board shall determine; provided, however, that no grant of Restricted Stock or of any Restricted Stock Unit shall in any event vest sooner than one year following the date of grant. Grants of Restricted Stock are grants of common stock that are subject to forfeiture based on the passage of time, the achievement of performance goals and/or upon the occurrence of other events as determined by the Board in its discretion. Restricted Stock Units are awards denominated in units whose value is derived from CryoLife common stock and which are subject to forfeiture based on the passage of time, the achievement of performance goals and/or upon the occurrence of other events as determined by the Board in its discretion.

The Board may impose, at the time of grant or any time thereafter, such other conditions and/or restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit, that specific performance goals be obtained, the imposition of time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by CryoLife upon vesting of such Restricted Stock or Restricted Stock Units.

Common Stock subject to a Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date it is vested, and except as otherwise specified by the Board, Restricted Stock Units may not be transferred.

Except as otherwise determined by the Board or required by law, non-employee directors in whose names shares of Restricted Stock are issued hereunder shall be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A non-employee director shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

During the period of restriction, non-employee directors holding shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines or as otherwise required by law, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, unrestricted Common Stock, Restricted Stock or Restricted Stock Units.

When and if Restricted Stock Units become payable, a non-employee director having received the grant of such units shall be entitled to receive payment from CryoLife in cash, shares of Common Stock of equivalent value (based on the fair market value thereof), in some combination thereof, or in any other form determined by the Board in its sole discretion.

Termination of Service

Unless otherwise determined by the Board, upon cessation of service as a non-employee director (for reasons other than death), all Stock Options, whether or not exercisable at the date of cessation of service, Restricted Stock and Restricted Stock Units shall be forfeited by the grantee; however, unless otherwise determined by the Board, if any non-employee director serves out his/her term but does not stand for re-election at the end thereof, or otherwise retires in good standing, as determined by the Board in its sole discretion, such grantee’s Options, Restricted Stock and Restricted Stock Units shall remain in effect, vest, become exercisable and expire as if the grantee had remained a Non-Employee Director of the Corporation.

Upon the death of a non-employee director, all unvested Stock Options held by him or her will vest immediately and may be exercised by his or her estate, or by the person to whom such right devolves from the non-employee director by reason of his or her death, at any time within three years after the date of the Non-Employee Director’s death, but in no event later than the original termination date of the Stock Option. In no event may a Stock Option be exercised after three years following the holder’s death. In addition, all Restricted Stock and Restricted Stock Units shall vest upon the Non-Employee Director’s death.

No Other Rights

Except as provided in the Plan, no non-employee director shall have any claim or right to be granted or issued a Stock Option, Restricted Stock Award or Restricted Stock Unit Award under the Plan. Neither the Plan nor any actions taken under the Plan shall be construed as giving any Director any right to be retained in the service of the company.

Effective Date and Term of the Plan

The Plan will be effective as of the date of its approval by CryoLife’s stockholders. No Stock Option, Restricted Stock or Restricted Stock Unit may be issued under this Plan after May 1, 2013, but Stock Options granted prior to that date shall continue to become exercisable and may be exercised according to their terms. Restricted Stock and Restricted Stock Units granted prior to May 1, 2013 shall continue to vest in accordance with their terms and dividend equivalents awarded prior to May 1, 2013 may be paid in accordance with the terms thereof.

Federal Income Tax Consequences

The following discussion addresses certain anticipated U.S. Federal income tax consequences to the company and to recipients of awards made under the 2008 Non-Employee Directors Omnibus Stock Plan who are citizens or residents of the U.S. for Federal income tax purposes. It is based on the Internal Revenue Code and interpretations thereof as in effect on the date of this proxy statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Moreover, it is not intended as tax advice to any individual.

IRS Circular 230 Notice

To ensure compliance with requirements imposed by the Internal Revenue Service, you are hereby notified that any discussion of tax matters set forth in this discussion was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) of awards made under the Plan, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax-related penalties under federal law. Each recipient of an award under the Plan should seek advice based on his or her particular circumstances from an independent tax advisor.

Summary of Current Federal Income Tax Rates for Individuals

Ordinary income of individuals, such as compensation income, is currently taxed at a top marginal rate of 35%. In addition, the maximum long-term capital gains rate for individuals is currently 15%. The maximum Federal income tax rate for qualifying dividends received by individuals is currently 15%.

Options

Grant of Options. There are no Federal income tax consequences to the grantee of an Option or the company upon the grant of a stock option under the Plan.

Exercise of Stock Options. Upon the exercise of a Stock Option the grantee generally will recognize ordinary compensation income, subject to income tax withholding in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of common stock, less (b) the exercise price paid for those shares. The company will be entitled to a tax deduction equal to the compensation income recognized by the grantee. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee’s basis in the shares received will be the exercise price paid for the shares plus the amount of income, if any, recognized upon exercise of the Stock Option.

Restricted Stock

A recipient of Restricted Stock generally does not recognize income and the company generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and the company is entitled to a deduction on the date on which vesting occurs (“Vesting Date”). The amount of income recognized and the amount of the company’s deduction will equal the fair market value of the vested stock on the Vesting Date. However, the recipient may elect to include in income the fair market value of Restricted Stock at the time of grant by timely making an election under Section 83(b) of the Code. If such 83(b) election is timely made, the company’s deduction will equal the fair market value of the Restricted Stock at the time of grant.

Any dividends on Restricted Stock paid to the recipient prior to the Vesting Date will be includible in the recipient’s income as compensation and deductible as such by the company.

Restricted Stock Units

Upon the grant of Restricted Stock Units, no income is realized by the grantee, and the company is not allowed a deduction at that time. Upon the payment of the consideration underlying the Restricted Stock Units (i.e., cash, company stock or both), the grantee realizes taxable ordinary income in an amount equal to the fair market value of such consideration at the time of payment, and the company is entitled to a corresponding income tax deduction at that time.

Section 409A of the Code

The company intends the Plan in both form and operation to either be exempt from the requirements of Section 409A of the Code or to comply with Section 409A of the Code.

New Plan Benefits

CryoLife, Inc. 2008 Non-Employee Directors Omnibus Stock Plan

As of the date of this proxy statement, no awards had been granted under the 2008 Non-Employee Directors Omnibus Stock Plan and none will be granted unless and until the Plan is approved by the CryoLife stockholders. Because of the discretionary nature of any future awards under the Plan, the amount of such awards is not determinable at this time with respect to CryoLife’s non-executive director group, the only group eligible to receive grants under the Plan. Provided below are the number of shares which would have been received by the non-executive director group in 2007 if the Plan had been in effect during 2007.

Name and Position	Number of Shares
Steven G. Anderson Chairman of the Board of Directors, President, and Chief Executive Officer	—

D. Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	—

Gerald B. Seery Senior Vice President, Sales and Marketing	—

Albert E. Heacox, Ph.D. Senior Vice President, Research and Development	—

David M. Fronk Vice President, Regulatory Affairs and Quality Assurance	—

Executive Group	—

Non-Executive Director Group	44,813	(1)

Non-Executive Officer Employee Group	—

(1)	This amount includes the annual equity portion of Non-Employee Director compensation, which is currently paid in the form of an annual grant of 6,250 shares of restricted stock. These shares are currently issued each year following the annual meeting of stockholders. The current annual grant vests in full on the anniversary of the grant date. The size and terms of the grant are subject to annual reevaluation by the Compensation Committee. If a Director ceases to serve as a Director for any reason, he or she will forfeit any unvested portion of the award. Mr. McCall, as the Presiding Director, also receives $15,000 of his annual Presiding Director retainer in the form of restricted stock, which is also currently issued following the annual meeting of stockholders and vests one year after the date of issuance. The actual number of shares that will be issuable pursuant to this award in 2008 is not determinable at this time. The amount shown includes 1,063 shares issued to Mr. McCall in 2007 as payment for the stock portion of his Presiding Director retainer.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CRYOLIFE, INC. 2008 NON-EMPLOYEE DIRECTORS OMNIBUS STOCK PLAN.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as independent registered public accounting firm for the company for the fiscal year ending December 31, 2008, pending ratification by the company’s stockholders. The submission of this appointment for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche, the selection of such firm as the independent registered public accounting firm for the company will be reconsidered by the Audit Committee, provided that the committee retains sole authority with respect to all decisions regarding the engagement of the company’s independent registered public accounting firm, including the decision as to whether or not the 2008 appointment will stand, regardless of whether the stockholders vote to ratify the appointment.

CryoLife’s Independent Registered Public Accounting Firm

Deloitte & Touche served as our independent registered public accounting firm for the audit of our financial statements for fiscal year 2007 and has been engaged for fiscal year 2008. The company initially engaged Deloitte & Touche as its independent registered public accounting firm in 2002. Representatives of Deloitte & Touche are expected to attend the 2008 Annual Meeting; they will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The report of Deloitte & Touche on our audited consolidated financial statements at December 31, 2007 and December 31, 2006 and for the three fiscal years ended December 31, 2005, 2006 and 2007, contained no adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope or accounting principles.

Fees Paid To the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the company’s annual financial statements for the years ended December 31, 2007 and 2006, and fees billed for other services rendered by Deloitte & Touche during those periods.

	2007	2006
Audit fees (1)	$421,000	$636,000
Audit-related fees	—	—
Tax fees (2)	$21,000	$27,000
All other fees (3)	$75,000	—
Total:	$517,000	$663,000

(1)	Audit fees consisted of work performed in the integrated audit of the financial statements and internal control over financial reporting or the review of interim financial statements and the related SEC Form 10-K and 10-Q filings, respectively.
(2)	Tax fees consisted of tax compliance and reporting. Tax services provided by other firms were not included in this disclosure.
(3)	All other fees consisted of work related to implementation of Financial Accounting Standards Board Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes.

The company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such firm’s independence.

Audit Committee’s Pre-approval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law, whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law and regulations. To date, no services have been approved by the audit committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

HOUSEHOLDING

Stockholders who share the same last name and address may receive only one copy of our annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the annual report and proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the annual report and proxy statement, you may request that you receive only one copy. All communications should be directed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the annual report and proxy statement or you can request householding by notifying your broker, bank or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at CryoLife’s 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by November 28, 2008 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of Director candidates, must be received by CryoLife by no later than December 28, 2008 but no earlier than September 29, 2008, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the 2009 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2008 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2007. Requests for a copy of such Annual Report on Form 10-K should be addressed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date and return the proxy card in the enclosed envelope, to which no postage need be affixed or vote by telephone as directed on the enclosed proxy card.

By Order of the Board of Directors:

STEVEN G. ANDERSON, Chairman of the Board, President, and Chief Executive Officer

Date: March 28, 2008

APPENDIX A

CRYOLIFE, INC.

2008 NON-EMPLOYEE DIRECTORS OMNIBUS STOCK PLAN

ARTICLE 1

General

This 2008 Non-Employee Directors Omnibus Stock Plan (the “Plan”) is established to attract, retain and compensate for service as members of the Board of Directors highly qualified individuals who are not current employees of CryoLife, Inc (the “Corporation”) and to enable them to increase their ownership in the Corporation’s common stock. The Plan provides for the grant of Stock Options, Restricted Stock and Restricted Stock Units (all as defined herein, and collectively, “Awards”). Awards may be made pursuant to written agreements at the discretion of the Board.

SECTION 1.1 Eligibility. All members of the Corporation’s Board of Directors who are not current employees of the Corporation or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in this Plan.

SECTION 1.2 Shares Available.

(a) Number of Shares Available. There are reserved for issuance under this Plan 300,000 shares of the Corporation’s Common Stock, $0.01 par value (“Common Stock”), which may be authorized but unissued shares, treasury shares, or shares purchased on the open market or privately. For purposes of applying the limitation in the preceding sentence and subject to the adjustment and replenishment provisions included in Sections 1.2(b) and (c) below:

(i) the maximum number of shares of Common Stock that may be issued pursuant to Stock Options shall be 300,000; and

(ii) the maximum number of shares of Common Stock that may be issued pursuant to Restricted Stock Awards and Restricted Stock Unit Awards shall be 300,000.

(b) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares that may or are required to be issued hereunder pursuant to any type of award hereunder (including without limitation the maximum numbers set forth in Section 1.2(a) above), in the number and kind of shares covered by outstanding Stock Options under this Plan and in the Stock Option price thereof, and in the number and kind of shares subject to outstanding Restricted Stock Awards and/or Restricted Stock Unit Awards shall automatically be made if, and in the same manner as, similar adjustments are made to awards issued under the Corporation’s incentive plans for management of the Corporation then in effect.

(c) Replenishment. To the extent any shares of Common Stock covered by a Stock Option, Restricted Stock Award or Restricted Stock Unit Award are forfeited by or are not delivered to a Non-Employee Director or his or her beneficiary because the Stock Option, Restricted Stock or Restricted Stock Unit is forfeited or canceled, or the shares of Common Stock are not delivered because they are used to satisfy any applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery with respect to the respective type of award and with respect to all grants under the Plan.

ARTICLE 2

Stock Option Awards

SECTION 2.1 Stock Options. Awards may be made under this Plan of options to purchase Common Stock (“Stock Options”). No Stock Options granted pursuant to this Plan may be “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of a Stock Option entitles the recipient to purchase shares of Common Stock at an exercise price established by the Board of Directors.

SECTION 2.2 Exercise Price. The exercise price of each Stock Option granted under this Article 2 shall be established by the Board of Directors or shall be determined by a method established by the Board of Directors at the time the Stock Option is granted. The exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Stock Option. For purposes of determining the “Fair Market Value” of a share of Common Stock as of any date, the “Fair Market

Value” as of that date shall be the last closing price of the Common Stock on the first business day preceding that date on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on any other exchange or quotation system on which the Common Stock is listed or quoted. No Stock Option may be “repriced,” as such term is used in rules established by the New York Stock Exchange.

SECTION 2.3 Exercise. Subject to the provisions of this Plan, a Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board of Directors; provided, however, that no Stock Option may be exercised more than seven years after its grant date and no Stock Option granted hereunder may vest in excess of 1/3 of the number of shares subject to the Stock Option per year for the first three years after the grant date.

SECTION 2.4 Payment of Option Exercise Price. The payment of the exercise price of a Stock Option granted under this Article 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full exercise price for shares of Common Stock purchased upon the exercise of any Stock Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board of Directors and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The exercise price shall be payable in cash or by tendering shares of Common Stock acceptable to the Board of Directors and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Board of Directors.

(c) Subject to compliance with applicable law, the Board of Directors may permit a Stock Option recipient to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price resulting from such exercise.

SECTION 2.5 Settlement of Award. Shares of Common Stock delivered pursuant to the exercise of a Stock Option shall be subject to such conditions, restrictions and contingencies as the Board of Directors may establish in any applicable Option grant agreement. The Board of Directors, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of a Stock Option as the Board of Directors determines to be desirable.

SECTION 2.6 Nontransferability of Stock Options. Except as set forth below, no Stock Option granted under this Plan is transferable other than by will or the laws of descent and distribution. Except as set forth below, during the grantee’s lifetime, a Stock Option may be exercised only by the grantee or the grantee’s guardian or legal representative. Notwithstanding the foregoing, however, the grantee may transfer the Stock Option for no consideration to or for the benefit of the grantee’s Immediate Family, defined below (including, without limitation, to a trust for the benefit of the grantee’s Immediate Family or to a partnership or limited liability company for one or more members of the grantee’s Immediate Family or to an IRA for the benefit of one or more members of his Immediate Family), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to such Stock Option prior to such transfer. The foregoing right to transfer the Stock Option shall apply to the right to consent to amendments to the grant agreement and shall also apply to the right to transfer ancillary rights associated with the Stock Option. The term “Immediate Family” shall mean the grantee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the grantee).

ARTICLE 3

Restricted Stock and Restricted Stock Units

SECTION 3.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Board of Directors, at any time and from time to time, may grant shares of Restricted Stock and/or Restricted Stock Units, as such terms are defined below, to participants in such amounts and upon such terms and conditions as the Board shall determine; provided, however, that no grant of Restricted Stock or of any Restricted Stock Unit shall in any event vest sooner than one year following the date of grant. “Restricted Stock” means an award of Common Stock subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Board in its discretion, granted subject to the terms of this Plan. “Restricted Stock Unit” means an award denominated in units whose value is derived from Common Stock and which is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Board in its discretion, granted subject to the terms of this Plan.

SECTION 3.2 Other Restrictions.

(a) The Board shall impose, in an Award Agreement at the time of grant or any time thereafter, such other conditions and/or restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit, that specific performance goals be obtained, the imposition of time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Corporation upon vesting of such Restricted Stock or Restricted Stock Units. Except as otherwise provided in this Article 3 or the applicable award agreement, shares of Restricted Stock shall become freely transferable by the participant, subject to compliance with applicable laws, after all conditions and restrictions applicable to such shares have been satisfied or lapse.

(b) Common Stock subject to a Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date it is vested, and except as otherwise specified by the Board, Restricted Stock Units may not be transferred.

(c) Each certificate, if any, issued in respect of Common Stock pursuant to a Restricted Stock Award shall be registered in the name of the Non-Employee Director and deposited with the Corporation until such time as all restrictions have lapsed.

SECTION 3.3 Certificate Legend. If certificated stock is issued, in addition to any other legends placed on the certificates, each certificate representing shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the CryoLife, Inc. 2008 Non-Employee Directors Omnibus Stock Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from CryoLife.”

SECTION 3.4 Voting Rights. Except as otherwise determined by the Board or required by law, participants in whose names shares of Restricted Stock granted hereunder shall be issued, shall be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

SECTION 3.5 Dividends and Other Distributions. During the period of restriction, participants holding shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines or as otherwise required by law, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, unrestricted Common Stock, Restricted Stock, or Restricted Stock Units.

SECTION 3.6 Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a participant having received the grant of such units shall be entitled to receive payment from the Corporation in cash, shares of Common Stock of equivalent value (based on the Fair Market Value thereof), in some combination thereof, or in any other form determined by the Board in its sole discretion. The Board’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

ARTICLE 4

Miscellaneous

SECTION 4.1 Cessation of Service. Except as set forth below and unless otherwise determined by the Board, upon cessation of service as a Non-Employee Director (for reasons other than death), all Stock Options, whether or not exercisable at the date of cessation of service, Restricted Stock and Restricted Stock Units shall be forfeited by the grantee; provided, however, that, unless otherwise determined by the Board, if any Non-Employee Director serves out his/her term but does not stand for re-election at the end thereof, or otherwise retires in good standing, as determined by the Board in its sole discretion, such grantee’s Options, Restricted Stock and Restricted Stock Units shall remain in effect, vest, become exercisable and expire as if the grantee had remained a Non-Employee Director of the Corporation.

SECTION 4.2 Death. Upon the death of a Non-Employee Director, all unvested Stock Options held by him or her will vest immediately and may be exercised by his or her estate, or by the person to whom such right devolves from the Non-Employee Director by reason of his or her death, at any time within three years after the date of the Non-Employee Director’s death, but in no event later than the original termination date of the Stock Option. In no event may a Stock Option be exercised after three years following the holder’s death. In addition, all Restricted Stock and Restricted Stock Units shall vest upon the Non-Employee Director’s death.

SECTION 4.3 Administration. This Plan shall be administered by the Board of Directors of the Corporation. This Plan may be terminated by the Board of Directors as they deem advisable. The Board may delegate its authority hereunder to the Non-Employee Directors, or to any two or more thereof.

SECTION 4.4 Amendments. This Plan may be amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

(i) any increase in the number of shares that may be issued under this Plan (except by certain adjustments provided for under this Plan);

(ii) any change in the requirements of Section 2.2 regarding the exercise price of Stock Options; or

(iii) any repricing or cancellation and regrant of any Stock Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options or any action that provides for Awards that contain a so-called “reload” feature under which additional Stock Options or other Awards are granted automatically to the grantee upon exercise of the original Stock Option or other Award;

(iv) any other amendment to this Plan that would require approval of the Corporation’s stockholders under applicable law, regulation or rule or stock exchange listing requirement.

No amendment may revoke or alter in a manner unfavorable to the grantees any Stock Options, Restricted Stock or Restricted Stock Units then outstanding.

SECTION 4.5 Term. No Stock Option, Restricted Stock or Restricted Stock Unit may be issued under this Plan after May 1, 2013, but Stock Options granted prior to that date shall continue to become exercisable and may be exercised according to their terms. Restricted Stock and Restricted Stock Units granted prior to May 1, 2013 shall continue to vest in accordance with their terms and dividend equivalents awarded prior to May 1, 2013 may be paid in accordance with the terms thereof.

SECTION 4.6 Uncertificated Stock. Nothing contained in the Plan shall prohibit the issuance of Stock on an uncertificated basis, to the extent allowed by the Corporation’s Certificate of Incorporation and Bylaws, by applicable law and by the applicable rules of any stock exchange.

SECTION 4.7 No Other Rights. Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted or issued a Stock Option, Restricted Stock Award or Restricted Stock Unit Award under this Plan. Neither this Plan nor any actions hereunder shall be construed as giving any Director any right to be retained in the service of the Corporation.

SECTION 4.8 Prior Plan. This Plan supersedes the Corporation’s 2004 Non-Employee Directors Stock Option Plan (the “2004 Directors Plan”), which was terminated on May 2, 2007. Options granted under the 2004 Directors Plan shall continue to be subject to the provisions thereof and shall continue to become exercisable and may be exercised according to their terms.

ADMISSION TICKET

2008 Annual Meeting of Stockholders

NON-TRANSFERABLE	May 1, 2008	NON-TRANSFERABLE
10:00 a.m. CryoLife, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife.

Admission will be by ticket only.

If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement.

Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the reception desk on the day of the meeting.

CRYOLIFE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON MAY 1, 2008

The undersigned stockholder hereby appoints STEVEN G. ANDERSON and SUZANNE K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on May 1, 2008, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated March 28, 2008, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any matter that may properly come before the meeting or any adjournment of the meeting.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF

CRYOLIFE, INC.

May 1, 2008

Proxy Voting Instructions

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE – Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States or 1-718	ACCOUNT NUMBER
921-8500 from foreign countries and follow the
instructions. Have your proxy card available when
you call.
-OR-
IN PERSON – You may vote your shares in person
by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” THE APPROVAL OF THE CRYOLIFE, INC. 2008 NON-EMPLOYEE DIRECTORS OMNIBUS STOCK PLAN AND “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. IF NO VOTING INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES	NOMINEES:	2. To approve the adoption of the CryoLife, Inc. 2008 Non-Employee Directors Omnibus Stock Plan.
¡ Steven G. Anderson
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Thomas F. Ackerman
	¡ James S. Benson	☐ FOR
¡ Daniel J. Bevevino
	¡ John M. Cook	☐ AGAINST
¡ Ronald C. Elkins, M.D.
☐ FOR ALL EXCEPT (see instructions below)	¡ Ronald D. McCall, Esq.	☐ ABSTAIN
¡ Harvey Morgan

3. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2008.

☐ FOR

☐ AGAINST

☐ ABSTAIN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •
4. In their discretion, upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, AND IN FAVOR OF THE 2008 NON-EMPLOYEE DIRECTORS OMNIBUS STOCK PLAN AND THE RATIFICATION OF DELOITTE & TOUCHE LLP

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.	☐

Signature of Stockholder Date Signature of Stockholder
Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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